STOCK PURCHASE AGREEMENT
by and among
RIMPORTS INC.,
as the Company,
JEFFERY W. PALMER,
JEFFERY WAYNE PALMER DYNASTY TRUST DATED DECEMBER 26, 2011,
ANGELA MARIE PALMER IRREVOCABLE TRUST DATED DECEMBER 26, 2011,
ANGELA MARIE PALMER CHARITABLE LEAD TRUST,
FIDELITY INVESTMENTS CHARITABLE GIFT FUND,
TAK IRREVOCABLE TRUST DATED JUNE 7, 2012, AND
SAK IRREVOCABLE TRUST DATED JUNE 7, 2012,
as Sellers,
TODD KNAPP AND SIGNE KNAPP,
as Additional Knapp Parties,

and
STERNO PRODUCTS, LLC,
as Purchaser

January 23, 2018

PURCHASE AND SALE
OF
RIMPORTS INC.

Exhibits
Exhibit A - Form of Farrell Closing Non-Competition and Bonus Agreement
Exhibit B - Form of Escrow Agreement

Schedules
Schedule 2.4(b)(iii) - Seller Transaction Expenses
Schedule 2.5(a) - Net Working Capital
Schedule 3.1 - Organization, Authority and Qualification of the Company
Schedules 3.2(a) and 3.2(d) - Capitalization; Ownership
Schedules 3.3(b) and 3.3(d) - Subsidiaries
Schedule 3.4 - No Conflicts; Consents and Approvals (Company)
Schedules 3.5(b) and 3.5(d) - Financial Statements; Absence of Undisclosed Liabilities
Schedules 3.6(a), 3.6(b) and 3.6(c) - Conduct of Business; Absence of Certain Changes; Events and Conditions
Schedules 3.7(a) and 3.7(b) - Material Contracts
Schedules 3.8(b), 3.8(c), 3.8(d), 3.8(e) and 3.8(f) - Leased Real Property; Title to Assets
Schedule 3.9 - Condition and Sufficiency of Assets
Schedules 3.10(a), 3.10(b), 3.10(e), 3.10(f), and 3.10(h) - Intellectual Property
Schedule 3.11 - Inventory
Schedules 3.12 - Accounts Receivable
Schedule 3.13 - Accounts Payable
Schedules 3.14(a) and 3.14(b) - Customers and Suppliers
Schedule 3.15 - Insurance
Schedules 3.16(a) and 3.16(b) - Actions and Legal Proceedings; Governmental Orders
Schedules 3.17(a) and 3.17(b) - Compliance with Laws; Permits
Schedules 3.18(a), 3.18(b), 3.18(c), 3.18(d), 3.18(e), 3.18(f) and 3.18(g) - Environmental
Schedules 3.19(a), 3.19(c), 3.19(d), 3.19(f), 3.19(g), 3.19(h), 3.19(m) and 3.19(n) - Employee Benefits and Related Matters
Schedules 3.20(a), 3.20(b), 3.20(c) and 3.20(d) - Labor and Employment Matters
Schedules 3.21(a) and 3.21(b) - Tax Matters
Schedules 3.23(a), 3.23(b) and 3.23(c) - Affiliate Transactions
Schedule 3.24 - Bank Accounts; Powers of Attorney
Schedule 3.25 - Warranties
Schedule 3.27 - Product Liability
Schedule 4.1(c) - No Conflicts (Palmer Seller Parties)

Schedule 4.1(d) - Consents and Approvals (Palmer Seller Parties)
Schedule 4.2(c) - No Conflicts (Knapp Seller Parties)
Schedule 4.2(d) - Consents and Approvals (Knapp Seller Parties)
Schedule 4.3(c) - No Conflicts (Fidelity Charitable Gift Fund)
Schedule 4.3(d) - Consents and Approvals (Fidelity Charitable Gift Fund)
Schedule 6.1 - Conduct of Business Prior to Closing
Schedule 6.7(b) - Governmental Approvals and Consents (HSR)
Schedule 7.5(b) - Allocation of Purchase Price
Schedule 9.2(c)(v) - Special Indemnity Matter
Schedule 9.5(b)(ii) - Third Party Claims; Assumption of Defense; Settlement and Compromise

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT is entered into as of the 23rd day of January, 2018, by and among RIMPORTS INC., a Utah corporation (the “Company”), JEFFERY W. PALMER, individually and in his capacity as Seller Representative (“Palmer”), the JEFFERY WAYNE PALMER DYNASTY TRUST DATED DECEMBER 26, 2011 (the “Palmer Dynasty Trust”), the ANGELA MARIE PALMER IRREVOCABLE TRUST DATED DECEMBER 26, 2011 (the “Palmer Irrevocable Trust”), the ANGELA MARIE PALMER CHARITABLE LEAD TRUST (the “Palmer Charitable Trust,” and together with Palmer, the Palmer Dynasty Trust, the Palmer Irrevocable Trust, collectively referred to herein as the “Palmer Seller Parties”), the Fidelity Investments Charitable Gift Fund (the “Fidelity Charitable Gift Fund”), the TAK IRREVOCABLE TRUST DATED JUNE 7, 2012 (the “TAK Trust”), and the SAK IRREVOCABLE TRUST DATED JUNE 7, 2012 (the “SAK Trust,” and together with the TAK Trust, collectively referred to herein as the “Knapp Seller Parties”) (each of the Palmer Seller Parties, the Fidelity Charitable Gift Fund and the Knapp Seller Parties referred to herein individually as a “Seller” and collectively as the “Sellers”), and Sterno Products, LLC, a Delaware limited liability company (“Purchaser”). Each of Todd Knapp and Signe Knapp is an additional party hereto (the “Knapp Additional Parties”) only for purposes of Section 6.12, Section 7.3, Article 9, Section 11.2 and Section 11.14, below. The Sellers, the Knapp Additional Parties and Purchaser are collectively referred to herein as the “Parties.”
RECITALS
WHEREAS, the Company is in the business of designing, manufacturing, sourcing, assembling, distributing, marketing and selling, through online, direct to consumer and retail distribution channels, scented wax, wax warmers (including wall accents and plug-ins), essential oils, essential oil diffusers, air freshener, fragrance, aromatherapy products and scented oil products (the “Business”); and
WHEREAS, Sellers are the record and beneficial owners of 100,000 shares of common stock, $.001 par value (the “Shares”), of the Company, which Shares constitute all of the issued and outstanding capital stock of the Company; and
WHEREAS, subject to the terms and conditions set forth herein, Sellers desire to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and take assignment and delivery from Sellers of, the Shares (the “Stock Purchase”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.
DEFINITIONS; INTERPRETATION

1.1	Definitions. The following terms shall have the following meanings for the purposes of this Agreement:
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
“Agreement” means this Stock Purchase Agreement, including all Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.
“Allocation” shall have the meaning set forth in Section 7.5(b).
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Base Net Working Capital” means $40,436,000, which was computed in the manner set forth on Schedule 2.5(a).
“Business” shall have the meaning set forth in the recitals.
“Business Day” means any day of the year other than (a) any Saturday or Sunday, or (b) any other day on which banks located in Salt Lake City, Utah generally are closed for business.
“Cash on Hand” means, as of 11:59 p.m. Mountain Time on the Closing Date (without giving effect to any of the transactions contemplated hereby), cash and cash equivalents of the Company and the Company Subsidiaries on hand or held in deposit or investment accounts of the Company, all as determined in accordance with GAAP, the calculation of which, for purposes of clarity, (a) shall include the dollar amount of any checks, cashiers’ checks, drafts and other negotiable instruments deposited or otherwise in transit for deposit for the account of the Company or any of the Company Subsidiaries, and any wire transfers or other funds transfers deposited or available for the account of the Company or any of the Company Subsidiaries, and (b) shall be reduced by the dollar amount of any checks, cashiers’ checks, drafts, money orders, funds transfers or similar items that have been issued by the Company or any of the Company Subsidiaries but that have not yet cleared.
“Closing” shall have the meaning set forth in Section 2.4(a).
“Closing Cash Payment” shall have the meaning set forth in Section 2.2(a).
“Closing Date” shall have the meaning set forth in Section 2.4(a).
“Closing Net Working Capital” shall have the meaning set forth in Section 2.5(b)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the preamble.

“Company Benefit Plans” means all employee benefit plans, programs, policies, practices, or other arrangements providing benefits to any current or former employee of the Company or any Company Subsidiary that are sponsored, maintained, funded or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has or may have any liability (contingent or otherwise), including without limitation any employee benefit plan within the meaning of Section 3(3) of ERISA (including any plan that is not governed by ERISA, such as any foreign or excess plan), and any bonus, incentive, deferred compensation, retirement, profit sharing, retention, vacation, equity or equity-based, non-statutory workers compensation, disability, supplemental unemployment, severance, employment, change of control or fringe benefit plan, program or agreement.
“Company Employee Closing Payments” means any amounts payable to employees of the Company or any Company Subsidiary (including, without limitation, all former employees and all continuing employees) pursuant to any Company Benefit Plan, and including any and all employment related taxes arising therefrom, in each case, as a consequence of the Closing of the transactions contemplated in this Agreement, including, without limitation, the Farrell Closing Bonus Payments.
“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization, Authority and Qualification of the Company), Section 3.2 (Capitalization; Ownership), Section 3.3 (Subsidiaries) and Section 3.29 (Brokers and Finders).
“Company Intellectual Property” means all Intellectual Property that is owned or held for use by the Company or any of the Company Subsidiaries.
“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company or any Company Subsidiary is a party, beneficiary or otherwise bound.
“Company Registered IP” means all Patents, registered Marks, registered Copyrights, any pending applications to register any of the foregoing, and Domain Names, in each case, owned (in whole or in part) by the Company or any Company Subsidiary.
“Company Organizational Documents” has the meaning set forth in Section 3.1(b).
“Company Subsidiaries” means Rimports (Canada) LTD, a Canadian distributing corporation, and Rimports (Shenzen), LLC, a Chinese limited liability company.
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Confidential Information” has the meaning set forth in Section 6.6.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated October 11, 2017, by and between the Company and Purchaser.
“Controlled Affiliate” means, with respect to any Person, an Affiliate of such Person that is controlled (as such term is defined in the definition of “Affiliate”), directly or indirectly, by such Person.
“Customer” shall have the meaning set forth in Section 6.12(b)(ii).

“Dispute” shall have the meaning set forth in Section 11.9(a).
“Disputed Matters” has the meaning set forth in Section 2.5(b)(iii).
“Disputing party” shall have the meaning set forth in Section 11.9(a).
“Earn-Out Payments” means the Earn-Out Payments potentially payable to the Sellers under Section 2.2(c) and pursuant to Section 2.6.
“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, lease, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Environment” shall mean the physical and biological factors that constitute the natural world, including, but not limited to:
(i)land, including surface land, sub-surface strata, minerals and any     natural or man-made structures;
(ii)water, including coastal and inland waters, surface waters, ground     waters, drinking water supplies and waters in drains and sewers,     surface and sub-surface strata; and
(iii)air, including indoor and outdoor air;
(iv)noise and odor;
(v)the health and safety of living organisms; and
(vi)natural resources.
“Environmental Laws” means all Laws relating to protection, investigation, remediation or restoration of the Environment and the handling, use, storage, transportation, treatment, disposal or Release of Hazardous Substances, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Safe Drinking Water Act, as amended, the Atomic Energy Act, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, the Federal Food, Drug and Cosmetic Act, as amended, the Occupational Safety and Health Act, as amended, and any applicable United States federal, state or local Law having a similar subject matter or relating to pollution or protection of the Environment.
“Environmental Matter” shall mean:

(i)
pollution or contamination of the Environment, including but not limited to soil or groundwater contamination or the presence, use, production, reduction, generation, handling, transportation, storage, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Substance;

(ii)	the treatment, disposal or Release of any Hazardous Substance;

(iii)	exposure of any person to any Hazardous Substance; and/or

(iv)	the violation of any Environmental Law or any Environmental Permit.
“Environmental Permit” shall mean any Permit issued, granted or required under Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is or has ever been a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Escrow Account” means the escrow account established with and held by the Escrow Agent pursuant to the terms of the Escrow Agreement and into which the Indemnification Escrow Deposit and the Working Capital Escrow Deposit are made pursuant to the terms hereof.
“Escrow Agent” shall have the meaning set forth in Section 2.4.
“Escrow Agreement” shall have the meaning set forth in Section 2.4.
“Escrow Deposits” means, collectively, the Working Capital Escrow Deposit and the Indemnification Escrow Deposit, to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement.
“Farrell Bonus Agreements” means that certain Incentive Bonus Agreement dated as of November 4, 2016, by and between the Company and Alan Farrell, as such will be superseded effective as of the Closing Date by the Farrell Closing Non-Competition and Bonus Agreement.
“Farrell Closing Non-Competition and Bonus Agreement” shall mean that certain Non-Competition Agreement and Satisfaction and Termination of Incentive Bonus Agreement, substantially in the form attached hereto as Exhibit A, to be entered into by and among Alan Farrell, the Company and Purchaser effective as of the Closing Date as contemplated by Section 8.2(h).
“Farrell Closing Bonus Payments” means any amounts payable by the Company to Alan Farrell pursuant to the Farrell Bonus Agreements by reason of the consummation of the transactions contemplated by this Agreement.
“Fidelity Charitable Gift Fund” has the meaning set forth in the preamble hereof.
“Financial Statements” has the meaning set forth in Section 3.5.
“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.
“General Cap Amount” has the meaning set forth in Section 9.4(b).
“Governmental Authority” means any foreign, federal, state or municipal entity, government and/or any political subdivision or other executive, legislative, administrative, judicial or other governmental department, commission, court, board, bureau, agency or instrumentality.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Gross Profits,” for purposes of determining the Earn-out Payments under Section 2.6, shall mean the consolidated net revenues (for the avoidance of doubt, net revenues for the purposes of this definition equals gross revenues less any applicable discounts and returns) less costs of goods sold of the Company and the Company Subsidiaries for the designated period, as each is determined in accordance with GAAP, accounting for customary fiscal year-end adjustments.
“Hazardous Substance” shall mean, collectively, any (i) petroleum or petroleum products, including crude oil and any derivative or fraction thereof, radioactive materials, asbestos in any form that is friable, urea-formaldehyde foam insulation (“UFI”), lead, radon and polychlorinated biphenyls (“PCBs”), natural gas, synthetic gas, and any mixtures thereof, and (ii) any chemical, material, substance or waste, which, as of the date of this Agreement, is defined or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant, contaminant or words of similar import under any Environmental Law or by any Governmental Authority.
“HSR Act” means the Hart-Scot-Rodino Antitrust Improvements Act of 1976, as amended.
“Inbound License Agreements” shall have the meaning set forth in Section 3.10(a)(v).
“Income Taxes” means federal, state, local or foreign income or franchise Taxes or other Taxes measured in whole or in part by income and any interest and penalties or additions thereon.
“Indebtedness” means the aggregate amount (including the current portions thereof) of all (i) obligations of the Company and the Company Subsidiaries for money borrowed from others, including without limitation purchase money indebtedness, obligations under drawn letters of credit, capital lease obligations, and obligations represented by any note, bond, debenture or other debt security, but excluding accounts payable incurred for the purchase of goods or services in the Ordinary Course of Business; (ii) indebtedness of the type described in clause (i) above (other than accounts payable incurred in the Ordinary Course of Business) guaranteed, directly or indirectly, in any manner by the Company or any Company Subsidiary, or in effect guaranteed, directly or indirectly, in any manner by the Company or any Company Subsidiary, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the Ordinary Course of Business; (iii) indebtedness of the type described in clause (i) above (other than accounts payable incurred in the Ordinary Course of Business) secured by any Encumbrance upon property owned by the Company or any Company Subsidiary, even though the Company or any Company Subsidiary has not in any manner become liable for the payment of such indebtedness; (iv) the deferred purchase price of property with respect to which the Company or any Company Subsidiary is liable, contingent or otherwise, as obligor or otherwise, including “earn-out” and similar obligations, but excluding payments and obligations due in respect of the purchase of inventory for sale or the purchase of supplies for use in the Ordinary Course of Business; and (v) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.
“Indemnification Escrow Deposit” means the cash sum of $14,500,000 deposited with the Escrow Agent pursuant to Section 2.4(b)(i) and to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement.
“Indemnified Party” means the Person or Persons entitled to, or claiming a right to, indemnification under Article 9.
“Indemnifying Party” means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article 9.
“Independent Accountant” shall have the meaning set forth in Section 2.5(b)(ii).

“Intellectual Property” means (i) all patents, utility models and any similar or equivalent statutory rights with respect to the protection of inventions, patent disclosures, and applications for any of the foregoing, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof (collectively “Patents”), (ii) registered and unregistered trademarks, service marks, logos, slogans, trade dress and similar rights, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, “Marks”), (iii) all copyrightable works and copyrights (whether registered or unregistered) and all applications, registrations and renewals in connection therewith (collectively, “Copyrights”), (iv) all trade secrets, including know-how, ideas, inventions, methods, formulae, models, methodologies, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing, and other confidential business information (collectively, “Trade Secrets”), (v) data base and data collection rights, (vi) all computer programs and related software, and (vii) all domain names, url’s, and registrations in respect thereof (collectively, “Domain Names”).
“IRS” means the Internal Revenue Service.
“Knapp Additional Parties” has the meaning set forth in the preamble hereof.
“Knapp Beneficiaries” means each individual who is a beneficiary of one or both trusts constituting the Knapp Seller Parties and who is at least 18 years of age as of the Closing Date.
“Knapp Seller Parties” shall have the meaning set forth in the preamble hereof.
“Knowledge,” or variations thereof, (i) with reference to the Company, means the actual knowledge, after appropriate inquiries of C-level executives and vice presidents of the Company who would have responsibility for the relevant subject matter, of Jeffery W. Palmer, Angela M. Palmer, Kindall Palmer, Todd Knapp, Signe Knapp, Alan Farrell, Mark Davis, Joseph Robinson and Kelly Morgan, individually and collectively; (ii) with reference to any Seller, means the actual knowledge, after reasonable investigation, of such Seller and such Seller’s Affiliates and Related Parties, individually and collectively; and (iii) with reference to Purchaser, means the actual knowledge, after appropriate inquiries of C-level executives and vice presidents of Purchaser who would have responsibility for the subject matter, of Don L. Hinshaw and Steve Pellegrini.
“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority, in each case, as enacted and in effect on or prior to the Closing Date.
“Liabilities” has the meaning set forth in Section 3.5(d).
“Loss” or “Losses” means, in respect of any Action or any obligation to indemnify any Person pursuant to the terms of this Agreement, any and all assessments, losses, damages, lost profits, diminution in value, indemnities, liabilities, obligations, judgments, settlements, awards, deficiencies, claims, offsets, expenses, fines, penalties, interest and costs (including reasonable attorneys’ and accountants’ fees, costs and other out-of-pocket expenses reasonably incurred in investigating, preparing, or defending any of the foregoing) asserted against, incurred, sustained or suffered as a result of, arising out of or relating to such Action or any matter under this Agreement, but in the context of any obligation to indemnify any Person pursuant to the terms of this Agreement, shall not include (i) any such amounts to the extent that such Losses were reserved against in the Company’s Financial Statements or otherwise taken into account in the determination of the final Closing Net Working Capital, or (ii) any consequential or punitive damages (except to the extent that such consequential or punitive damages are awarded on account of a Third Party Claim against an indemnified Person).
“Material Adverse Effect” means any change, effect, circumstance, event or occurrence, alone or in combination with other similar matters, (i) that is, or would reasonably be expected to be, materially adverse to the business, prospects, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (ii) that would materially and adversely affect the ability of any of the Sellers or the Company to perform their or its respective obligations hereunder or to consummate the transactions contemplated hereby; provided, that, for purposes of this Agreement, a Material Adverse Effect shall not include changes to the business, prospects, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries to the extent resulting from (a) changes that affect the industry or markets in which the Company and the Company Subsidiaries operate, (b) changes in general economic, regulatory or political conditions in the United States, Canada, the United Kingdom or China, (c) changes in GAAP, (d) changes in Law, or (e) compliance with the terms of this Agreement; provided, that, with respect to the foregoing clauses (a), (b), (c) and (d), the impact of such event, change, circumstance, occurrence, effect or state of facts is not materially and disproportionately adverse to the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry.
“Material Contracts” shall have the meaning set forth in Section 3.7.
“Net Working Capital” shall have the meaning set forth in Section 2.5(a).
“Net Working Capital Statement” shall have the meaning set forth in Section 2.5(b)(i).
“Non-Ordinary Course Liabilities” means the aggregate amount of any Liabilities of the Company and the Company Subsidiaries as of the Closing Date that were not incurred in the Ordinary Course of Business.
“Ordinary Course of Business” means the ordinary course of business of the Company and the Company Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency).
“Outbound License Agreements” shall have the meaning set forth in Section 3.10(a)(iv).
“Palmer Beneficiaries” means each Person who is a beneficiary of one or more of the trusts included among the Palmer Seller Parties and who is at least 18 years of age as of the Closing Date.
“Palmer Seller Parties” shall have the meaning set forth in the preamble hereof.
“Parties” shall have the meaning set forth in the preamble hereof.
“Permits” means all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, variances, orders, registrations, notices and other authorizations obtained, or required to be obtained, from any Governmental Authority
“Permitted Liens” means: (i) Encumbrances in respect of liabilities shown or reflected in the balance sheets included in the Financial Statements, (ii) Encumbrances arising by operation of Law for Taxes or other governmental charges not yet due and payable, or due but not delinquent or being contested in good faith by appropriate proceedings and with adequate reserves having been established in accordance with GAAP, and

(iii) Encumbrances arising by virtue of the rights of customers, suppliers, subcontractors and similar parties in the ordinary course of business under general principles of commercial law, in each such instance referenced in clause (i), (ii) or (iii), that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the Business of the Company and the Company Subsidiaries as currently conducted.
“Person” means any individual, corporation, partnership, association, limited liability company, trust, Governmental Authority or quasi-Governmental Authority or other entity or organization.
“Pre-Closing Tax Periods” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on the Closing Date.
“Preliminary Net Working Capital” has the meaning set forth in Section 2.3(b).
“Preliminary Net Working Capital Statement” shall have the meaning set forth in Section 2.3(b).
“Purchase Price” shall have the meaning set forth in Section 2.2.
“Purchaser” shall have the meaning set forth in the preamble hereof.
“Purchaser Fundamental Representations” means the representations and warranties of Purchaser set forth in Section 5.1 (Organization and Good Standing), Section 5.2 (Authorization and Enforceability) and Section 5.5 (Brokers and Finders).
“Purchaser Indemnified Persons” shall have the meaning set forth in Section 9.2.
“Receiving Party” shall have the meaning set forth in Section 11.9(a).
“Records” means communications, agreements, documents, books, records and files.
“Regulations” means the Treasury Regulations promulgated under the Code.
“Related Party” shall have the meaning set forth in Section 3.23.
“Release” has the meaning set forth in Section 101(22) of CERCLA (42 U.S.C. § 9601(22)), but not subject to the exceptions in Subsection (A) of 42 U.S.C. § 9601(22), and “Released” shall be construed accordingly.
“Released Claims” shall have the meaning set forth in Section 6.11.
“Remediation” means (A) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601, (B) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924, and (C) any measures or actions required to investigate, assess, evaluate, monitor, or otherwise delineate the presence or Release of any Hazardous Material in or into the environment or to prevent, clean up or minimize a Release or threatened release of Hazardous Materials.
“Representative” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Restricted Period” has the meaning set forth in Section 6.12.

“Schedules” means the schedules attached to this Agreement and forming part of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller” and “Sellers” shall have the respective meanings set forth in the preamble hereof.
“Seller Beneficiaries” means, collectively, the Knapp Beneficiaries and the Palmer Beneficiaries.
“Seller Fundamental Representations” means, collectively, (i) the representations and warranties of the Palmer Seller Parties set forth in Section 4.1(a) (Authority for Agreement and Transactions), Section 4.1(b) (Ownership) and Section 4.1(e) (Brokers and Finders), (ii) the representations and warranties of the Knapp Seller Parties set forth in Section 4.2(a) (Authority for Agreement and Transactions), Section 4.2(b) (Ownership) and Section 4.2(e) (Brokers and Finders), and (iii) the representations and warranties of the Fidelity Charitable Gift Fund set forth in Section 4.3(a) (Authority for Agreement and Transactions), Section 4.3(b) (Ownership) and Section 4.3(e) (Brokers and Finders).
“Seller Indemnified Persons” shall have the meaning set forth in Section 9.3.
“Seller Indemnity Percentage,” with respect to the Palmer Seller Parties, shall mean seventy percent (70%), and with respect to the Knapp Seller Parties, shall mean thirty percent (30%), which percentages are equal to the respective proportionate ownership of Shares by the Palmer Seller Parties and the Knapp Seller Parties as of the date of this Agreement and immediately prior to the Closing, and attributing for purposes of this definition the Shares owned by the Fidelity Charitable Gift Fund to the ownership percentage of (i) the Palmer Seller Parties as to 7,220 Shares, and (ii) the Knapp Seller Parties as to 4,450 Shares.
“Seller Representative” means Jeffery W. Palmer, or any successor Seller Representative appointed pursuant to Section 11.14.
“Seller Transaction Expenses” means the out-of-pocket expenses and fees incurred by Sellers, the Company and the Company Subsidiaries in connection with the preparation and negotiation of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including but not limited to (A) all fees and expenses of counsel, accountants, financial advisors, investment bankers, brokers, consultants and other professional advisors, (B) one-half of the initial and any additional escrow fees charged by the Escrow Agent, and (C) the amount required to be reimbursed to Purchaser by Sellers under Section 11.1 hereof in respect of one-half of the Hart-Scott-Rodino filing fee. Seller Transaction Expenses do not include any expenses or fees incurred by Purchaser in connection with any audits, allocation valuations, or inspections in contemplation of or connection with the transactions contemplated by this Agreement and the Transaction Documents.
“Seller Trust Party” and “Seller Trust Parties” have the meanings set forth in Section 9.7.
“Shares” has the meaning set forth in the recitals.
“Straddle Period” means any Tax Period beginning before the Closing Date and ending after the Closing Date.
“Supplier” has the meaning set forth in Section 6.12(b)(ii).
“Tax” or “Taxes” mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, capital stock, net proceeds, ad valorem, turnover, real, personal and other property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, unitary, severance and employees’ income withholding, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits), which are imposed by any Governmental Authority, including any interest, penalties or additions to tax related thereto imposed by any Governmental Authority (including any interest or penalties with respect to such Taxes).
“Tax Return” means all returns and reports of or with respect to Taxes required to be filed with any Governmental Authority or depository.
“Territory” means the following territories and regions in which the Company and any Company Subsidiary, as of the date of this Agreement, manufactures, assembles, markets, distributes or sells products or services or otherwise conducts the Business, including all countries, states, provinces, counties, districts, cities, towns and localities thereof: (i) the United States, (ii) Canada, (iii) the United Kingdom, and (iv) China.
“Third Party Claim” shall have the meaning set forth in Section 9.5(b).
“Transaction Documents” means this Agreement, the Escrow Agreement, and each other agreement, instrument or document executed and delivered by one or more of the parties hereto pursuant to, or in connection with, this Agreement.
“Working Capital Escrow Deposit” means the cash sum of $1,000,000 deposited with the Escrow Agent pursuant to Section 2.4(b)(i) and to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement.

1.2    Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules and Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.

ARTICLE 2.
PURCHASE AND SALE

2.1    Purchase and Sale. Subject to the terms and conditions hereof, at the Closing of the transactions contemplated hereby, Sellers shall sell, assign and deliver to Purchaser, free and clear of any Encumbrance, and Purchaser shall purchase and take assignment and delivery of, the Shares, representing all of the issued and outstanding capital stock of the Company.

2.2    Purchase Price. The aggregate purchase price, subject to adjustment pursuant to Section 2.5 (as so adjusted, the “Purchase Price”), payable by Purchaser to the Sellers for the Shares, the covenants of the Palmer Seller Parties and the Knapp Seller Parties contained in Section 6.12 and the covenants of the Seller Beneficiaries as contemplated under Section 8.2(i) shall consist of the following:
(a)a cash amount (the “Closing Cash Payment”) equal to the sum of the following:
(i)One Hundred Forty Five Million Dollars ($145,000,000) (the “Base Purchase Price Amount”), plus
(ii)the amount of any Cash on Hand, which amount shall be finally determined after the date hereof and in accordance with Section 2.5(b), minus
(iii)an amount equal to the sum of (A) all Indebtedness of the Company as of the Closing Date, which shall be paid at Closing by Purchaser or the Company as provided for in Section 2.4(b)(ii) and the amount of which shall be finally determined after the date hereof and in accordance with Section 2.5(b), and (B) any Company Employee Closing Payments to the extent they are to be paid at or subsequent to the Closing by the Company (it being understood and agreed, however, that any Farrell Closing Bonus Payments due after the Closing by reason of any payment by Purchaser to Sellers under Section 2.5(c), any releases of funds to Sellers from either of the Escrow Deposits pursuant to the terms of this Agreement and the Escrow Agreement, or payment by Purchaser to Sellers of the Earn-Out Payments (if any) payable under Section 2.6 shall not be deducted for purposes of determining the Closing Cash Payment, but instead shall be deducted from and at the time of any such payment or release as provided in this Agreement and the Escrow Agreement), minus
(iv)the amount of all Seller Transaction Expenses paid at Closing by Purchaser as provided for in Section 2.4(b)(iii), which amount shall be finally determined after the date hereof and in accordance with Section 2.5(b), minus
(v)if the Preliminary Net Working Capital is less than the Base Net Working Capital, the amount equal to the difference between the Base Net Working Capital and the Preliminary Net Working Capital, plus
(vi)if the Preliminary Net Working Capital is greater than the Base Net Working Capital, the amount equal to the difference between Preliminary Net Working Capital and the Base Net Working Capital;
(b)the amount of additional payments (if any) to be made by Purchaser pursuant to Sections 2.4(b)(ii) and 2.4(b)(iii) in respect of Indebtedness of the Company, Company Employee Closing Payments and Seller Transaction Expenses; and
(c)the amount of additional payments (if any) up to an amount equal to the sum of Twenty Five Million Dollars ($25,000,000) less the amount of any Farrell Closing Bonus Payments paid or to be paid by the Company by reason of such additional Purchase Price payments by Purchaser (the “Earn-Out Payments”), such Earn-Out Payments to be paid in accordance with Section 2.6.

2.3     Closing Cash Payment Estimate Prior to Closing. Not more than five (5) nor less than three (3) Business Days prior to the Closing Date, the Company and the Seller Representative shall deliver to Purchaser the following notices, estimates and statements, which shall be subject to review and approval by Purchaser (such approval not to be unreasonably withheld):
(a)a written notice setting forth the Company’s and the Seller Representative’s good faith calculations of the adjustments to the Base Purchase Price Amount specified in Sections 2.2(a)(ii) - (vi) above and, based on such calculations, the Company’s and the Seller Representative’s good faith estimate of the Closing Cash Payment (such estimated amount being referred to herein as the “Estimated Closing Cash Payment” and such notice as the “Estimated Closing Statement”); and
(b)a written statement (the “Preliminary Net Working Capital Statement”) setting forth the Company’s and the Seller Representative’s good faith estimate of the Closing Net Working Capital, as defined in Section 2.5(a), certified by the Company and the Seller Representative as having been determined in accordance with GAAP and otherwise in a manner consistent with the methodology set forth in Section 2.5(a), Schedule 2.5(a) and the methodology used for the computation of Base Net Working Capital (the “Preliminary Net Working Capital”).

2.4    Closing.
(a)Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 9:00 a.m., Mountain time, no later than three (3) Business Days after the last of the conditions to Closing set forth in Article 8 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Kirton McConkie, 50 East South Temple, Suite 400, Salt Lake City, UT, 84111, or at such other time or on such other date or at such other place (or remotely via the exchange of documents and signature pages) as Purchaser, the Company and the Seller Representative may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). Purchaser and Sellers agree that the Closing shall be effective for all purposes under this Agreement effective as of 11:59 p.m. on the Closing Date.
(b)At the Closing, Purchaser shall take and perform the following actions:
(i)Payment of Closing Amount and Escrow Deposits. Subject to the terms and conditions hereof (including, without limitation, the post-Closing adjustments provided in Section 2.5), Purchaser shall (A) pay, by wire transfer of immediately available funds, the Closing Cash Payment as determined pursuant to Section 2.2(a) based on the Estimated Closing Statement, less the Escrow Deposits, to Sellers pursuant to the wire instructions provided by Sellers to Purchaser in writing prior to the Closing, and (B) deposit with U.S. Bank (the “Escrow Agent”), by wire transfer of immediately available funds, the Escrow Deposits to be held by the Escrow Agent under the terms of an Escrow Agreement to be executed on and as of the Closing Date substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”).
(ii)Payment of Indebtedness and Company Employee Closing Payments. Purchaser shall pay, or will cause the Company to pay, as the case may be, (A) in cash by wire transfer of immediately available funds, the Indebtedness of the Company as of the Closing Date as specified in the Estimated Closing Statement delivered to Purchaser and agreed upon by Purchaser and Sellers prior to Closing pursuant to Section 2.3(a), and (B) in cash, by wire transfer or check, any Company Employee Closing Payments due as set forth in the Estimated Closing Statement delivered to Purchaser and agreed upon by Purchaser and the Seller Representative prior to Closing pursuant to Section 2.3(a).
(iii)Payment of Certain Seller Transaction Expenses. Purchaser shall cause the Company to pay those Seller Transaction Expenses listed on Schedule 2.4(b)(iii), which shall be deducted from the Base Purchase Price Amount as specified in the Estimated Closing Statement delivered to Purchaser and agreed upon by Purchaser and the Seller Representative prior to Closing pursuant to Section 2.3(b). If, following the Closing, any Seller Transaction Expenses are identified by Purchaser (whether listed on Schedule 2.4(b)(iii) or not) which have not been (A) paid prior to Closing, or (B) deducted from the Base Purchase Price Amount for purposes of calculating the Closing Cash Payment pursuant to Section 2.2(a) and Section 2.3(a), then such Seller Transaction Expenses shall be treated as current liabilities in the calculation of Closing Net Working Capital pursuant to Section 2.5(b)(i), subject to the right of the Seller Representative to object and to final determination of the Closing Net Working Capital pursuant to the other provisions of Section 2.5(b).

(iv)Closing Documents and Additional Deliveries. Purchaser shall deliver to Sellers the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Purchaser at or prior to the Closing pursuant to Section 8.3 of this Agreement.
(c)At the Closing, Sellers shall deliver to Purchaser:
(i)stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; and
(ii)the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 8.2 of this Agreement.

2.5    Post-Closing Adjustments to Purchase Price. Following the Closing, the Purchase Price shall be adjusted as provided in this Section 2.5:
(a)For purposes of Section 2.3 and this Section 2.5, “Net Working Capital” shall be defined as set forth on Schedule 2.5(a). “Net Working Capital” (i) shall be computed without giving effect to the transactions contemplated hereunder and shall be determined in accordance with GAAP and otherwise in a manner consistent with the formulation and calculations set forth on Schedule 2.5(a) and this Section 2.5(a), which Purchaser and Sellers acknowledge and agree were also utilized for purposes of establishing the Base Net Working Capital.
(i)None of the following items which have reduced the Closing Cash Payment pursuant to Section 2.2 and Section 2.3(a) will be deemed current liabilities for purposes of this Agreement: (A) Indebtedness of the Company and any Company Subsidiary (including the current amount thereof) that is paid and discharged by Purchaser or the Company pursuant to Section 2.4(b)(ii), (B) any Company Employee Closing Payments that are paid by Purchaser or the Company pursuant to Section 2.4(b)(ii), and (C) any Seller Transaction Expenses that are paid by Purchaser or the Company pursuant to Section 2.4(b)(iii).
(ii)Notwithstanding Section 2.5(a)(i), if the Company is obligated to pay, following the Closing Date, any portion of Indebtedness of the Company or any Company Subsidiary, the Seller Transaction Expenses, or the Company Employee Closing Payments that are neither paid at or prior to Closing nor subtracted from the Base Purchase Price Amount for purposes of determining the Closing Cash Payment pursuant to Section 2.2, then such portion will be deemed to be a current liability for purposes of this Section 2.5.
(iii)If the Cash on Hand at Closing, as determined by the Company pursuant to this Section 2.5, is greater than the amount reflected on the Estimated Closing Statement as being added to the Base Purchase Price Amount for purposes of determining the Closing Cash Payment pursuant to Section 2.2, such excess shall be deemed to be a current asset and added to Net Working Capital for purposes of calculating any adjustment to the Purchase Price under this Section 2.5.
(iv)If the Cash on Hand at Closing, as determined by the Company pursuant to this Section 2.5, is less than the amount reflected on the Estimated Closing Statement as being added to the Base Purchase Price Amount for purposes of determining the Closing Cash Payment pursuant to Section 2.2, such deficiency shall be deemed to be a current liability and shall reduce Net Working Capital for purposes of calculating any adjustment to the Purchase Price under this Section 2.5.
(b)Net Working Capital Computation.
(i)Within ninety (90) days following the Closing, Purchaser shall cause the Company to prepare and deliver to the Seller Representative a statement (the “Net Working Capital Statement”) setting forth Purchaser’s calculation of the Net Working Capital as of the Closing Date determined pursuant to Section 2.5(a) (the “Closing Net Working Capital”), such calculation to be made in accordance with the methodology set forth in Section 2.5(a) and Schedule 2.5(a). After receipt of the Net Working Capital Statement, together with all working papers and other relevant documents pertaining to the calculations, the Seller Representative shall have sixty (60) days after receipt of the foregoing (the “Review Period”) to review the Net Working Capital Statement, working papers and related documents. During the Review Period, following any request by the Seller Representative, (A) Purchaser and the Company shall provide the Seller Representative with reasonable access to the books and records of the Company and the work papers of Purchaser prepared specifically in connection with the Closing Net Working Capital and the Net Working Capital Statement, and (B) the Seller Representative shall be entitled to discuss such books and records and work papers with Purchaser and those Persons (including employees of the Company) responsible for the preparation thereof.
(ii)On or prior to the last day of the Review Period, the Seller Representative may object to the Net Working Capital Statement by delivering to Purchaser a written statement setting forth the Seller Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Seller Representative’s disagreement therewith (the “Statement of Objections”). If the Seller Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Net Working Capital Statement shall be deemed to have been accepted by all Sellers and shall be deemed to represent the final and binding computation of Closing Net Working Capital for purposes of this Section 2.5.
(iii)If the Seller Representative delivers the Statement of Objections to Purchaser before the expiration of the Review Period, (A) any item or amount that is not identified by the Seller Representative in the Statement of Objections as being in dispute shall be deemed to be final and binding as between Purchaser and the Sellers for purposes of this Section 2.5 (subject to any subsequent determination made by the Independent Accountant as provided below), and (B) Purchaser and the Seller Representative shall negotiate in good faith to resolve the items that are in dispute as set forth in the Statement of Objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”). If the same are so resolved within the Resolution Period, the Net Working Capital Statement, with such changes thereto as are agreed in writing by Purchaser and the Seller Representative, shall be final and binding for purposes of this Section 2.5. If the Seller Representative and Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any items or amounts remaining in dispute (“Disputed Matters”) shall be submitted for resolution to the Dallas office of Deloitte or, if Deloitte is unable to serve, Purchaser and the Seller Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Sellers’ accountants or Purchaser’s accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Matters and make any corresponding adjustments to the Net Working Capital Statement as provided herein. If Purchaser and the Seller Representative are unable to agree on the choice of an accounting firm, then Purchaser and the Seller Representative shall each select a nationally or regionally recognized accounting firm by lot (after each submits a list of two Independent Accounting Firms), which firm shall be the “Independent Accountant.” The determination by the Independent Accountant shall be binding and conclusive on Sellers and Purchaser.
(iv)The Independent Accountant shall offer the Seller Representative and Purchaser the opportunity to provide written submissions regarding their positions on the Disputed Matters, which written submissions shall be provided to the Independent Accountant, if at all, no later than twenty (20) days after the date of referral of the disputed matters to the Independent Accountant. The determination of the Independent Accountant shall be based solely on such written submissions by the Seller Representative and Purchaser and their respective representatives and shall not be by independent review. The Independent Accountant shall deliver a written report resolving the Disputed Matters and setting forth the basis for such resolution within twenty (20) days after the Seller Representative and Purchaser submit in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the Disputed Matters.

The determination of the Independent Accountant with respect to the correctness of each Disputed Matter, and any such accounting or tax reporting impact of such determination on any other matters within the Net Working Capital Calculation, shall be final and binding on Purchaser and Sellers for purposes of this Section 2.5. The fees, costs and expenses of the Independent Accountant shall be split equally between Sellers and Purchaser; provided, however, that in the event that the Independent Accountant accepts the position of either Purchaser or the Seller Representative in its entirety with respect to the calculation of the Closing Net Working Capital, then the fees, costs and expenses of the Independent Accountant shall be borne entirely by the Party or Parties whose submission to the Independent Accountant was not selected. The Independent Accountant shall conduct its determination activities in a manner wherein all materials submitted to it are held in confidence and shall not be disclosed to third parties. The Parties hereto agree that judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the Party against which such determination is to be enforced.
(c)Post-Closing Adjustments and Payments.
(i)If the Closing Net Working Capital as determined pursuant to this Section 2.5 is greater than the Preliminary Net Working Capital, then Purchaser shall pay to Sellers, in cash by wire transfer of immediately available funds on or before the date that is three (3) Business Days after the date of such determination, the amount equal to the difference between the Preliminary Net Working Capital and the Closing Net Working Capital, less the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of such payment under this Section 2.5(i). In addition, if the Closing Net Working Capital as determined pursuant to this Section 2.5 is greater than or equal to the Preliminary Net Working Capital, then on or before the date that is three (3) Business Days after the date of such determination, the Seller Representative and Purchaser shall execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent (A) to disburse to Sellers an amount equal to the Working Capital Escrow Deposit (inclusive of any earnings thereon) to Sellers, less the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of such release of the Working Capital Escrow Deposit to Sellers, and (B) to disburse to Alan Farrell, on behalf of the Company, the amount of the Farrell Closing Bonus Payment due to Mr. Farrell by reason of such release of the Working Capital Escrow Deposit to Sellers.
(ii)If the Closing Net Working Capital as determined pursuant to this Section 2.5 is less than the Preliminary Net Working Capital, then on or before the date that is three (3) Business Days after the date of such determination, the Seller Representative and Purchaser shall execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent (A) to disburse to Purchaser, from the Working Capital Escrow Deposit, the amount equal to the difference between the Closing Net Working Capital and the Preliminary Net Working Capital, (B) to disburse to Sellers the balance of the Working Capital Escrow Deposit (if any, and including any earnings thereon), less the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of such release of the Working Capital Escrow Deposit to Sellers, and (C) to disburse to Alan Farrell, on behalf of the Company, the amount of the Farrell Closing Bonus Payment due to Mr. Farrell by reason of such release of the Working Capital Escrow Deposit to Sellers. If the Working Capital Escrow Deposit is insufficient to cover the entire amount payable to Purchaser pursuant to this Section 2.5(c)(ii), then the Escrow Agent shall distribute the entire Working Capital Escrow Deposit to Purchaser, and the Palmer Seller Parties and the Knapp Seller Parties, on or prior to the same date as the Escrow Agent distributes the Working Capital Escrow Deposit to Purchaser, shall pay on a pro rata basis (in accordance with their respective Seller Indemnity Percentages) an amount to Purchaser equal to such shortfall. In the event the amount of funds in the Working Capital Escrow Deposit exceeds the amount required to be paid to Purchaser under this Section 2.5(c)(ii), then the Escrow Agent, after paying such difference from the Working Capital Escrow Deposit as provided herein, shall (Y) pay to Sellers the remaining funds in the Working Capital Escrow Deposit to Sellers, less the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of such release of the remaining Working Capital Escrow Deposit to Sellers, and (Z) disburse to Alan Farrell, on behalf of the Company, the amount of the Farrell Closing Bonus

Payment due to Mr. Farrell by reason of such release of the remaining Working Capital Escrow Deposit to Sellers.
(iii)Any payments made to Purchaser or Sellers pursuant to this Section 2.5(c) shall be treated as an adjustment to the Purchase Price by Purchaser and Sellers for Tax purposes, unless otherwise required by Law.

2.6    Earn-Out Payments. In addition to the Closing Cash Payment and the other payments set forth in Section 2.2(b), Sellers shall be entitled to receive Earn-Out Payments upon the attainment of certain performance criteria of the Company, as set forth below.
(a)On or prior to June 30, 2018, Purchaser shall deliver to Sellers a statement (the “Period 1 Earn-Out Statement”) setting forth the Gross Profits of the Company for the twelve (12)-month period beginning May 1, 2017 and ending April 30, 2018 (the “Period 1 Gross Profits”). If the Period 1 Gross Profits equal or exceed Forty Seven Million, Eight Hundred Thousand Dollars ($47,800,000), the Period 1 Earn-Out Payment shall be an amount equal to the sum of Ten Million Dollars ($10,000,000) less the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of the payment by Purchaser of the portion of the Earn-Out Payment due under this Section 2.6(a). If the Period 1 Gross Profits are less than $47,800,000, then the Sellers shall not be entitled to receive a Period 1 Earn-Out Payment (but shall have the potential opportunity to receive an increased Period 2 Earn-Out as set forth in Section 2.6(b) below).
(b)On or prior to June 30, 2019, Purchaser shall deliver to Sellers a statement (the “Period 2 Earn-Out Statement”) setting forth the Gross Profits of the Company for the fourteen (14)-month period beginning March 1, 2018 and ending April 30, 2019 (the “Period 2 Gross Profits”). If the Period 2 Gross Profits equal or exceed Fifty-Nine Million, Seven Hundred Thousand Dollars ($59,700,000), the Period 2 Earn-Out Payment shall be an amount equal to the sum of (i) either Fifteen Million Dollars ($15,000,000), if the Sellers earned and received a Period 1 Earn-Out Payment under Section 2.6(a), or Twenty-Five Million Dollars ($25,000,000), if the Sellers did not earn or receive any such Period 1 Earn-Out Payment, less (ii) the amount of any Farrell Closing Bonus Payment paid or payable by the Company by reason of the payment by Purchaser of the portion of the Earn-Out Payment due under this Section 2.6(b). If the Period 2 Gross Profits are less than $59,700,000, then the Sellers shall not be entitled to receive a Period 2 Earn-Out Payment.
(c)The Seller Representative shall have a period of thirty (30) days after receipt of any Earn-Out Statement to notify Purchaser of the Sellers’ election to accept or reject such Earn-Out Statement, during which period Purchaser shall provide the Seller Representative and the Seller Representative’s legal and accounting representatives with reasonable access, during normal business hours and with reasonable advance notice by the Seller Representative, to such accounting and financial records as may be necessary or relevant to the preparation of the applicable Earn-Out Statement. In the case of a rejection, such notice must contain the reasons for such rejection in reasonable detail and must set forth the amount of the requested adjustment. In the event that no notice is received by Purchaser during such thirty (30) day period, such Earn-Out Statement and the Earn-Out Payment resulting therefrom, if any, shall be deemed accepted by Sellers and final and binding on the Parties for purposes of this Section 2.6. In the event that Sellers, through the Seller Representative, shall timely reject an Earn-Out Statement, Purchaser and the Seller Representative shall promptly (and in any event within ten (10) days after the date upon which Sellers shall reject such Earn-Out Statement) attempt in good faith to make a joint determination of such Earn-Out Payment, and such determination and any required adjustments resulting therefrom shall be final and binding on the Parties for purposes of this Section 2.6.
(d)Failing resolution pursuant to paragraph (c) above, the disputed portions of such Earn-Out Statement shall be referred to the Independent Accountant referenced in Section 2.5(b)(iii). The amount of the Period 1 Earn-Out Payment or the Period 2 Earn-Out Payment, as the case may be, shall then be determined by the Independent Accountant pursuant to the processes and procedures set forth in Section 2.5(b)(iv).
(e)Following final determination of each of (i) the Period 1 Gross Profits and (ii) the Period 2 Gross Profits, as applicable, pursuant to subsection (a), the Period 1 Earn-Out Payment and the Period 2 Earn-Out Payment, in each case if any, shall be paid by Purchaser to Sellers (on a pro rata basis based on each Seller’s ownership of Shares as of the Closing) in cash by delivery to Sellers of a wire transfer of immediately available funds within five (5) Business Days after final determination. Such wire transfer shall be made to an account or accounts designated in writing by Sellers for such purpose, or alternatively, to a single account established by the Seller Representative for receipt of such Earn-Out Payments and subsequent disbursement to the Sellers as provided herein (in which event payment of the applicable Earn-Out Payment to the single account established by the Seller Representative shall constitute full satisfaction of Purchaser’s obligation in respect of the payment of such Earn-Out Payment, and the Seller Representative shall bear all further responsibility for disbursement of the subject Earn-Out Payment to the other Sellers).
(f)For the avoidance of doubt, in no event shall the aggregate sum of the Period 1 Earn-Out Payment and the Period 2 Earn-Out Payment exceed the amount of (i) Twenty-Five Million Dollars ($25,000,000), less (ii) the amount of any Farrell Closing Bonus Payments paid or payable by the Company by reason of the payment by Purchaser of the Earn-Out Payments due under this Section 2.6.
(g)The Earn-Out Payments, if any, until paid as set forth in this Section 2.6, shall be subject to offset by Purchaser pursuant to the provisions of Section 7.3(b)(iii) and Section 9.6(b) of this Agreement.

2.7    Withholdings. In respect of any payment made pursuant to this Agreement or any other Transaction Document, if an amount is required to be deducted and withheld from such payment under the Code, any other applicable Law or any Company Benefit Plan in effect as of immediately prior to the Closing, such withheld amounts shall be treated for all purposes of this Agreement and any applicable Transaction Document as having been paid to the Party to whom such amounts would otherwise have been paid, to the extent such amount is actually withheld and properly and timely remitted to the Governmental Authority or Company Benefit Plan administrator, as applicable. If a Party determines that withholding is required on any payment made by it, then such Party shall give notice to the Party from whom such amounts are to be withheld reasonably in advance of such payment of its intent to withhold and the basis for and the amount of such withholding, and shall provide the Party from whom the monies are withheld an opportunity to respond to the notice of intent to withhold.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth in correspondingly numbered Section of the Disclosure Schedules (subject, however, to the provisions of Section 11.10 hereof), the Company represents and warrants to Purchaser as of the date of this Agreement as follows:
3.1    Organization, Authority and Qualification of the Company.
(a)The Company is duly organized, validly existing and in good standing under the laws of the State of Utah, and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct the Business as it has been and is currently conducted. Schedule 3.1 sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names in the jurisdictions set forth on Schedule 3.1.
(b)The Company has delivered to Purchaser correct and complete copies of the Company’s Certificate of Incorporation, including all amendments, and the Company’s bylaws as in effect since July 31, 2015, including all amendments (collectively, the “Company Organizational Documents”). The Company is not in breach of any provision in the Company Organizational Documents.
(c)The Company has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. Each of this Agreement and the other Transaction Documents to which the Company is a party has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2    Capitalization; Ownership.
(a)The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $.001 par value (“Common Stock”), of which 100,000 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized and have been validly issued, and are fully paid and non-assessable, and are owned of record and beneficially by Sellers in the amounts shown on Schedule 3.2(a), free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the Shares, free and clear of all Encumbrances. No claim has been made or threatened in writing against the Company asserting that any Person other than a Person listed on Schedule 3.2(a) is the holder or beneficial owner of any equity (including options) of, or any other voting, equity, profits or ownership interest in the Company.
(b)All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which the Company or, to the Company’s Knowledge, any Seller is a party or is subject to or in violation of any preemptive or similar rights of any Person.
(c)There are no outstanding or authorized options, warrants, convertible securities (including, without limitation, convertible debt securities), preemptive rights, rights of first refusal, redemption rights, restrictions on transfer or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue, sell or purchase any shares of capital stock of, or any other interest in, the Company, or otherwise granting to any Person the right to vote in matters presented to the stockholders of the Company.
(d)No dividends or other distributions of cash or property in respect of the Shares or any other capital stock of the Company have been declared or are pending, except for such as are disclosed on Schedule 3.2(d) or otherwise have been paid in full as of the Closing.

3.3    Subsidiaries.

(a)Except for the equity interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any stock, partnership interest, limited liability company interest, joint venture interest, or any other equity interest in, or any security issued by, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, or make any loan, capital contribution or other investment in any Person.
(b)Each of the Company Subsidiaries is validly existing and in good standing under the laws of its respective state or country of organization as identified on Schedule 3.3(b), and has all requisite corporate or limited liability company power and authority, as the case may be, to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct its business as it has been and is currently conducted. Schedule 3.3(b) sets forth each jurisdiction in which each Company Subsidiary is licensed or qualified to do business, and each Company Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company Subsidiaries has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names in the jurisdictions set forth on Schedule 3.3(b).
(c)The Company has delivered to Purchaser correct and complete copies of the certificate of incorporation, certificate of formation, bylaws, limited liability company operating agreement or other organizational or governing documents of each Company Subsidiary, including all amendments (collectively, the “Company Subsidiary Organizational Documents”). None of the Company Subsidiaries is in breach of any provision of its respective Company Subsidiary Organizational Documents.
(d)The authorized, issued and outstanding capital stock, membership interests or other equity interests of each of the Company Subsidiaries are as set forth on Schedule 3.3(d). All of the issued and outstanding capital stock, membership interests or other equity interests of each of the Company Subsidiaries as shown on Schedule 3.3(d) (collectively, the “Company Subsidiary Interests”) have been duly authorized and validly issued, and are fully paid and non-assessable except to the extent expressly set forth in any applicable Company Subsidiary Organizational Document. All of the Company Subsidiary Interests were issued in compliance with all applicable Laws. None of the Company Subsidiary Interests were issued in violation of any applicable Company Subsidiary Organizational Document or any other agreement, arrangement or commitment to which the Company or any Company Subsidiary is a party or is subject or in violation of any preemptive or similar rights of any Person.
(e) The Company owns of record and beneficially, and has good and valid title to, all of the Company Subsidiary Interests, free and clear of all Encumbrances. No claim has been made or threatened in writing against the Company or any Company Subsidiary asserting that any Person other than the Company is the holder or beneficial owner of any equity (including options) of, or any other voting, equity, profits or ownership interest in, any Company Subsidiary.
(f) There are no outstanding or authorized options, warrants, convertible securities (including, without limitation, convertible debt securities), preemptive rights, rights of first refusal, or other rights to subscribe for, purchase or otherwise acquire from the Company or any Company Subsidiary any equity of, or any other voting, equity, profits, participation or ownership interest in, any Company Subsidiary. None of the Company Subsidiaries has outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Subsidiary Interests.

3.4    No Conflicts; Consents and Approvals. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any Company Subsidiary; (c) except as set forth in Schedule 3.4, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Person the right to accelerate, terminate, modify or cancel any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any properties or assets of the Company or any Company Subsidiary are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company or any Company Subsidiary; or (d) result in the creation or imposition of any Encumbrance on the Shares or on any properties or assets of the Company or any Company Subsidiary. Except for such as are disclosed on Schedule 3.4, and except for the filing of a notification and report form by the Company or its ultimate parent entity under the HSR Act and the expiration or termination of the waiting period required thereunder, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

3.5    Financial Statements; Absence of Undisclosed Liabilities.
(a)For purposes of this Agreement, the term “Financial Statements” means, collectively, the following:
(i)the audited consolidated (A) income statement and statement of cash flows of the Company and the Company Subsidiaries for each of the following: fiscal year ended February 28, 2017, the 14-month fiscal period ended February 29, 2016, and the 12-month fiscal period ended December 31, 2014, and (B) balance sheet of the Company and the Company Subsidiaries as of each of February 28, 2017, February 29, 2016 and December 31, 2014; and
(ii)the unaudited consolidated (A) income statement and statement of cash flows for the nine-month period ended November 30, 2017 with respect to the Company and the Company Subsidiaries, and (B) balance sheet of the Company and the Company Subsidiaries as of November 30, 2017.
The audited consolidated balance sheet of the Company and the Company Subsidiaries as of February 28, 2017 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of November 30, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.”
(b)Correct and complete copies of the Financial Statements are attached hereto as Schedule 3.5(b). Each of the Financial Statements (i) has been prepared in accordance with and based upon the books and records of the Company and the Company Subsidiaries, (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto or as otherwise disclosed on Schedule 3.5(b)), and (iii) presents fairly, in all material respects, the financial condition of the Company and the Company Subsidiaries on a consolidated basis as of the referenced dates and the results of operations of the Company and the Company Subsidiaries on a consolidated basis for the periods presented, subject, in the case of interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse), and subject in the case of unaudited Financial Statements to normal audit adjustments, the lack of footnotes and other presentation items (none of which differ materially from those that would be presented in audited financial statements).
(c)The books of account and other financial records of the Company and the Company Subsidiaries (i) represent actual, bona fide transactions, and (ii) are maintained in accordance with sound business practices and adequate internal accounting controls that are designed and, to the Company’s Knowledge are, effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.
(d)Neither the Company nor any Company Subsidiary has any liabilities, obligations or commitments, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, and whether or not required under GAAP to be reflected in a consolidated balance sheet of the Company and the Company Subsidiaries (collectively, “Liabilities”), except (i) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the Ordinary Course of Business since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, and (iii) any other Liabilities disclosed on Schedule 3.5(d).

3.6    Conduct of Business; Absence of Certain Changes, Events and Conditions.
(a)Since the Balance Sheet Date, and except as set forth on Schedule 3.6(a), the Company and the Company Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business.
(b)Since the Balance Sheet Date, and except as set forth on Schedule 3.6(b), there has not been, with respect to the Company or any Company Subsidiary, any of the following:
(i)event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(ii)amendment of its charter, by-laws or other organizational documents;
(iii)split, combination or reclassification of any shares of its capital stock or other equity interests;
(iv)issuance, sale, pledge or other disposition of, or Encumbrance on, any of its capital stock or other equity interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity interests;
(v)declaration, set aside or payment of any dividends or distributions on or in respect of any of its capital stock or other equity interests or redemption, purchase or acquisition of its capital stock or other equity interests;
(vi)material change in any method of accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the Financial Statements;
(vii)sale, transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or material Company IP Agreements, or abandonment or cessation of efforts to prosecute or maintain any material Company Intellectual Property or any other Intellectual Property that is material to the conduct of the Business;
(viii)disclosure of any trade secrets or other material confidential information concerning the Company, any Company Subsidiary or their respective businesses to any Person that is not subject to a legally-binding confidentiality obligation with respect thereto;
(ix)entry into any joint venture, strategic alliance or similar contract or arrangement;

(x)adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of foreign, federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(xi)acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;
(xii)action to make, change or rescind any Tax election, settle or compromise any Tax liability, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Purchaser in respect of any Post-Closing Tax Period;
(xiii) action to commence or settle any material Action involving the Company, any Company Subsidiary or any of their respective assets or liabilities; or
(xiv) entry into any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
(c)Since the Interim Balance Sheet Date, and except as set forth on Schedule 3.6(c), there has not been, with respect to the Company or any Company Subsidiary, any of the following:
(i)material change in cash management practices or any policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(ii)incurrence, assumption or guarantee of any Indebtedness, or issuance of any debt securities, or assumption, guaranty or endorsement of the obligations of any other Person;
(iii)payment, discharge or satisfaction of any Liability, other than the payment, discharge or satisfaction, in the Ordinary Course of Business, of Liabilities reflected or reserved against on the balance sheets included in the Financial Statements or subsequently incurred in the Ordinary Course of Business;
(iv)cancellation, waiver, compromise or release of any material right or claim other than in the Ordinary Course of Business;
(v)lapse of any existing material policy of insurance relating to its business or assets;
(vi)acceleration of the collection of, or write-off or discount of, any accounts receivable, or delay in the payment of accounts payable or deferral of expenses, reduction in inventories or increase in cash on hand, except in any such instance, in the Ordinary Course of Business;
(vii)transfer, assignment, sale or other disposition of any of material assets shown or reflected in the Balance Sheet (except for sales of inventory in the Ordinary Course of Business) or cancellation of any debts or entitlements;
(viii)material damage, destruction or loss (whether or not covered by insurance) to any of its assets or properties;
(ix)any capital investment in, or any loan to, any other Person;
(x)entry into any Contract that would constitute a Material Contract, or any acceleration, termination or modification to, or cancellation of, any Material Contract to which the Company or any Company Subsidiary is a party or by which it is bound (other than this Agreement and as contemplated under this Agreement and the Transaction Documents);
(xi)entry into any contract with any Related Party of any Seller, the Company or any Company Subsidiary (other than this Agreement and as contemplated under this Agreement and the Transaction Documents);

(xii)entry into any exclusive dealing, noncompetition or similar agreement;
(xiii)any capital expenditures (or series of related capital expenditures) in excess of $100,000 individually or $200,000 in the aggregate;
(xiv)imposition of any Encumbrance upon any of its properties, capital stock or assets, whether tangible or intangible, except for Permitted Liens;
(xv)(A) grant of any bonuses, whether monetary or otherwise, or increase in any wages or salary (by more than 5% on an annualized basis), severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements disclosed in the Schedules hereto or required by applicable Law, (B) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $25,000, or (C) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;
(xvi)hiring or promoting any person as or to (as the case may be) an officer or director position, or hiring or promoting any employee below officer or director except to fill a vacancy in the Ordinary Course of Business;
(xvii)adoption, modification or termination of any: (A) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (B) Company Benefit Plan, or (C) collective bargaining or other agreement with a union or other labor organization, in each case whether written or oral;
(xviii)any material loan to (or forgiveness of any material loan to), or entry into any other transaction with, any of its stockholders or other equity holders, or current or former directors, officers and employees;
(xix)entry into a new line of business or abandonment or discontinuance of existing lines of business;
(xx)purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000 individually (in the case of a lease, per annum) or $250,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the Ordinary Course of Business; or
(xxi)entry into any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

3.7    Material Contracts.
(a)Schedule 3.7(a) is a correct and complete list of all of the following Contracts (or series of related Contracts) to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective material assets are bound and under which the Company of any Company Subsidiary has or may have existing or future rights or obligations (collectively, together with the Company IP Agreements, Inbound License Agreements and Outbound License Agreements set forth on Schedule 3.10, the “Material Contracts”):
(i)any Contract that requires the expenditure by the Company or any Company Subsidiary of, or involves the receipt by the Company or any Company Subsidiary of, or that is expected to involve the expenditure or receipt by the Company or any Company Subsidiary of, more than $250,000 per Contract in any fiscal year, or under which the aggregate amount to be paid or received by the Company or any Company Subsidiary over the current Contract term otherwise exceeds $250,000 other than (in any such instance) (A) purchase and sale orders entered into in the Ordinary Course of Business for inventory held for resale or supplies used in the conduct of the Business, and (B) any other Contract identified pursuant to any of the following subparagraphs of this Section 3.7(a);
(ii)any Contract or series of related Contracts involving, individually or in the aggregate, more than $25,000 and that cannot be cancelled by the Company or any Company Subsidiary without penalty or without more than thirty (30) days’ notice;
(iii)any Contract that contains a “most favored customer” or similar provision obligating the Company or any Company Subsidiary to offer certain terms to a customer, supplier or other third party;
(iv)any Contract that requires the Company or any Company Subsidiary to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(v)any hedging, futures, options or other derivative Contract;
(vi)any Contract pursuant to which the Company or any Company Subsidiary has made any advance, loan, extension of credit (other than customary trade terms offered to customers in the Ordinary Course of Business) or capital contribution to, or other investment in, or assumed any liability or obligation of, any Person, including any keep-well agreements;
(vii)any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company or any Company Subsidiary;
(viii)any Contract that provides for the indemnification, defense or hold harmless by the Company or any Company Subsidiary of any Person (including but not limited to any such arrangements with suppliers or customers to the extent entered into outside the Ordinary Course of Business) or the assumption of any Tax, environmental or other Liability of any Person;
(ix)any Contract that relates to the past or future acquisition or disposition of any business, the stock or assets of any other Person (other than purchases of supplies or inventory in the Ordinary Course of Business) or any real property (whether by merger, sale of stock, sale of assets or otherwise);
(x)Contracts for the lease or occupation of any real property by the Company or any Company Subsidiary, and Contracts involving leases or subleases of personal property involving an annual base rental payment in excess of $100,000;
(xi)Contracts under which Company or any Company Subsidiary is the lessor or sublessor of, or permits any third party to occupy, hold or operate, (A) any real property, or (B) any personal property that is owned or controlled by the Company or any Company Subsidiary and that is otherwise material to the Company and the Company Subsidiaries, taken as a whole;
(xii)any broker, distributor, dealer, manufacturer’s representative, franchise, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract involving, individually or in the aggregate with any Related Contracts, an amount exceeding $25,000 in any fiscal year or that otherwise may not be terminated by the Company or any Company Subsidiary without penalty or without more than thirty (30) days’ notice;
(xiii)all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company or any Company Subsidiary or to the mortgaging, pledging or otherwise placing of a Encumbrance on any asset or group of assets of the Company or any Company Subsidiary, or guaranteeing any other monetary or financial obligation;
(xiv)all Contracts with any Governmental Authority to which the Company or any Company Subsidiary is a party (“Government Contracts”);

(xv)all Contracts that limit or purport to limit the ability of the Company or any Company Subsidiary in any material respect to compete in any line of business or with any Person or in any geographic area or during any period of time, or a covenant not to compete granted by the Company or any Company Subsidiary in favor of a third party, or that restricts the right of the Company or any Company Subsidiary to sell to or purchase from any Person or to hire any Person;
(xvi)Contracts involving the Company or any Company Subsidiary in any joint venture, partnership, strategic alliance, co-marketing, co-promotion, joint product development or similar arrangement;
(xvii)any Contract that limits in any material respect the Company’s or any Company Subsidiary’s rights to use, enforce or register Intellectual Property owned, used, or held for use by the Company or any Company Subsidiary, including covenants not to sue and co-existence agreements;
(xviii)all Contracts between or among the Company or any Company Subsidiary on the one hand, and any Seller or any Affiliate of any Seller (other than the Company or any Company Subsidiary) on the other hand;
(xix)all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Company Subsidiary is a party and which are not cancellable or terminable at will without liability to the Company or any Company Subsidiary;
(xx)all collective bargaining agreements or Contracts with any union or other labor organization to which the Company or any Company Subsidiary is a party;
(xxi)Any Contract constituting a Company Benefit Plan;
(xxii)any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents;
(xxiii)Contracts containing executory obligations of the Company or any Company Subsidiary relating to any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute;
(xxiv)any Contract that results in any Person holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses; and
(xxv)any other Contract, whether or not made in the Ordinary Course of Business, and other than this Agreement and the other Transaction Documents, that (A) has a remaining term greater than six (6) months from the date hereof and cannot be cancelled by the Company or any Company Subsidiary without penalty or further payment or without more than thirty (30) days’ notice, and (B) is otherwise material to the business, operations, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.
(b)Except as disclosed in Schedule 3.7(b):
(i)Each Material Contract is valid and binding on the Company or the applicable Company Subsidiary, is in full force and effect, and is enforceable by the Company or the applicable Company Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or legal and equitable limitations on the availability of specific remedies;
(ii)Neither the Company nor any applicable Company Subsidiary, on the one hand, nor any other party thereto, on the other hand, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default under, or of any intention to terminate, any Material Contract;

(iii)No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder; and
(iv)The Company has delivered or made available or caused to be delivered or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto.

3.8    Leased Real Property; Title to Assets.
(a)Neither the Company nor any Company Subsidiary currently owns, nor has the Company or any Subsidiary previously owned, any real property or related buildings or improvements.
(b)Schedule 3.8(b) sets forth a correct and complete listing of any and all real property and related buildings and improvements that are leased, subleased, licensed or otherwise occupied by the Company or any Company Subsidiary (“Leased Real Property”), including in the name of the lessee and the lessor and a description of the governing lease or other occupancy agreement. True and complete copies of each lease for Leased Real Property (each a “Lease”) have heretofore been made available by the Company to Purchaser. The Leased Real Property constitutes all of the real property used by the Company and the Company Subsidiaries in the Business. The Company does not own, lease or otherwise occupy, and has not previously owned, leased or otherwise occupied, any real property other than the Leased Real Property. Except as set forth in Schedule 3.8(b), neither the Company nor any Company Subsidiary has agreed or has any option or other right to purchase or lease (presently or in the future), nor is the Company or any Company Subsidiary obligated to purchase or lease (presently or in the future), any real property from a third party. Except as set forth on Schedule 3.8(b), the Company is not a lessor, sublessor or grantor under any lease or sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of all or any portion of the Leased Real Property or any other real property.
(c)Except as disclosed on Schedule 3.8(c):
(i)the Company or the applicable Company Subsidiary, as the case may be, holds a valid leasehold estate (either for a term or as a holdover, as disclosed on Schedule 3.8(b)) in each Leased Real Property subject only to performance of the terms of the Lease to be performed by the Company or such Company Subsidiary;
(ii)each Lease is in full force and effect, enforceable in accordance with its terms and conditions, except (A) for such failures to be valid and binding or in full force and effect or enforceable that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the conduct of the Business as currently conducted or otherwise material to the Company and the Company Subsidiaries taken as a whole, and (B) as may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, or similar Laws from time to time in effect which affect creditors’ rights generally, or (2) legal and equitable limitations on the availability of specific remedies;
(iii)each Lease constitutes the entire agreement between the Company or the applicable Company Subsidiary, on the one hand, and each landlord, on the other hand, with respect to the applicable Leased Real Property;
(iv)neither the Company nor the applicable Company Subsidiary has failed to exercise any right of renewal with respect to any Lease that by its terms would otherwise have expired as of the date hereof; and
(v)none of the Company, the Company Subsidiaries or any of the Sellers has received any written notice or claim of any material default under any of the Leases by the Company or any Company Subsidiary or, to the Knowledge of the Company or Sellers, the landlord, and to the Knowledge of the Company and Sellers, no event has occurred, or condition exists, which, with the giving of notice or lapse of time or both would constitute a material default or termination event or condition.
(d)To the Company’s Knowledge, except as described on Schedule 3.8(d), there are no adverse or other parties in possession of the Leased Real Property. There are no pending or, to the Company’s Knowledge, threatened, condemnation, eminent domain or similar proceedings affecting the Leased Real Property.
(e)Except as set forth on Schedule 3.8(e):
(i)the use and operation of the Leased Real Property in the conduct of the Company’s and each Company Subsidiary’s business do not violate in any material respect any Law (including without limitation zoning Laws, subdivision Laws, building codes, fire codes, Laws relating to historical preservation, Laws relating to aviation, Environmental Laws, and Laws otherwise relating to health and safety), covenant, condition, restriction, easement, license, permit or agreement;
(ii)all material Permits required in connection with the present and contemplated use and occupancy of the Leased Real Property by the Company or any Company Subsidiary have been duly issued by the appropriate Governmental Authorities and are in full force and effect;
(iii)To the Company’s Knowledge, there is no pending change in any applicable Law, or any pending or threatened judicial or administrative action, or any pending or threatened action by adjacent landowners, or any other fact or condition relating to the Leased Real Property, which in any such instance and in any material respect, would adversely affect, prevent, or limit the use of the Leased Real Property as currently used by the Company or any Company Subsidiary; and
(iv)to the Company’s Knowledge, (A) no improvements constituting a part of the Leased Real Property encroach in any material respect on real property owned or leased by a Person other than the Company or any Company Subsidiary, and (B) no improvements constituting a part of the real property adjoining the Leased Real Property encroach in any material respect on the Leased Real Property.
(f)Each of the Company and the Company Subsidiaries owns good and marketable title, free and clear of all Encumbrances (other than Permitted Liens and such other Encumbrances disclosed on Schedule 3.8(f)), or has valid leasehold interests (as applicable) to, or otherwise has the right to use, all of its personal property assets used in the Business and reflected on the Interim Balance Sheet or acquired after the Interim Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Interim Balance Sheet Date) or otherwise currently used in the conduct of the Business.

3.9    Condition and Sufficiency of Assets. Except as set forth in Schedule 3.9, the buildings, plants, structures, furniture, fixtures, machinery, equipment, tooling, vehicles and other items of tangible personal property of the Company and the Company Subsidiaries are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, tooling, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and the Company Subsidiaries, together with all other properties and assets of the Company and the Company Subsidiaries, are sufficient for the continued conduct of the Company’s Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business of the Company and the Company Subsidiaries as currently conducted.

3.10    Intellectual Property.

(a)Schedule 3.10(a) sets forth an accurate and complete list of:
(i)all Company Registered IP, including in each case the registered and beneficial owner, jurisdiction, expiration date and registration and application number, and with respect to each Domain Name, the registrar, registrant and expiration date;
(ii)all social media accounts owned or operated by the Company or any Company Subsidiary;
(iii)all proprietary software of the Company or any Company Subsidiary that is material to the conduct of the Business as currently conducted;
(iv)each license, agreement, consent or other permission which the Company or any Company Subsidiary has granted to any third party with respect to any Intellectual Property that is material to the Company or any Company Subsidiary or to the conduct of the Business as currently conducted (“Outbound License Agreements”);
(v)excluding licenses for commercially-available “off the shelf,” “shrink wrapped” software in object code form for an aggregate fee of no more than $50,000, each license, agreement, consent or other permission whereby the Company or any Company Subsidiary has been granted any right under or with respect to any Intellectual Property owned by a third party (“Inbound License Agreements”); and
(vi)any unregistered Marks or Copyrights or other Intellectual Property owned, licensed or used by the Company or any Company Subsidiary in the conduct of the Business as presently conducted.
(b)Schedule 3.10(b) lists all Company IP Agreements. The Company has provided Purchaser with true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Except as set forth on Schedule 3.10(b), each Company IP Agreement is valid and binding on the Company (or the applicable Company Subsidiary) in accordance with its terms and is in full force and effect. Neither the Company nor any Company Subsidiary, on the one hand, nor any other party thereto, on the other hand, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.
(c)The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title and interest in and to the Company Intellectual Property, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Liens. Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee of the Company and each Company Subsidiary, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company has provided Purchaser with true and complete copies of all such agreements.
(d)To the extent that the Company or any Company Subsidiary owns Intellectual Property, including as set forth in Schedule 3.10(a), the Company or such Company Subsidiary has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, such Intellectual Property, and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such Intellectual Property. Neither the Company nor any Company Subsidiary has granted any exclusive license or otherwise agreed to restrict or limit in any material respect its use of any Intellectual Property owned by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any written charge, complaint, claim, demand or notice alleging that any Intellectual Property licensed by the Company or any Company Subsidiary to any other party was done so in conflict with the Intellectual Property rights of any other Person, and no such license has been granted by the Company or any Company Subsidiary.
(e)All required filings and fees related to the Company Registered IP have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company Registered IP is otherwise in good standing. The Company has provided Purchaser with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company Registered IP. Except as set forth on Schedule 3.11(e), (i) there are no actions that must be taken by the Company or any Company Subsidiary within one-hundred and eighty (180) days following the date of this Agreement in respect of the payment of any registration, maintenance or renewal fees or the filing with any Governmental Authority of any responses, office actions, documents, applications or certificates, in any such case, for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company Registered IP, and (ii) neither the Company nor any Company Subsidiary has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Intellectual Property that is used in the Company’s business as currently conducted (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known prior art in connection with the prosecution of patent applications).
(f)Except as set forth on Schedule 3.10(f), neither the execution and delivery of this Agreement or any Transaction Document to which the Company or any of the Sellers is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in the loss or impairment of, or modification to, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or any Company Subsidiary’s right to own, use or hold for use any material Intellectual Property as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted, or (ii) give rise to any right of any third party to modify any rights or obligations of the Company or any Company Subsidiary under any Company IP Agreement.
(g)The Company’s rights in the Company Intellectual Property are valid, subsisting and enforceable. The Company and each Company Subsidiary has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.
(h)Except as set forth on Schedule 3.10(h), the conduct of the Company’s business as currently conducted and as conducted prior to the date hereof, and the products, processes and services of the Company and each of the Company Subsidiaries, have not in any material respect infringed, misappropriated, diluted or otherwise violated, and do not and will not in any material respect infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person, or constitute an act of unfair competition or business practice with respect to any other Person. Neither the Company nor any Company Subsidiary has received any written charge, complaint, claim, demand, indemnity request or notice alleging any such interference, infringement, misappropriation, or act of unfair competition or unfair business practice. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property, or has committed any act constituting unfair business competition or unfair business practice against the Company or any Company Subsidiary.
(i)There are no Actions (including any oppositions, cancellations, interferences or re-examinations) settled, pending or threatened in writing (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company or any Company Subsidiary, or the commission of any act of unfair competition or unfair business practice by the Company or any Company Subsidiary; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s or any Company

Subsidiary’s rights with respect to any Company Intellectual Property; or (iii) by the Company, any Company Subsidiary or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property or the commission by such Person of any act constituting unfair competition or unfair business practice against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

3.11    Inventory. Except as disclosed on Schedule 3.11, all inventory of the Company, whether reflected on the Interim Balance Sheet or subsequently acquired, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective, excess or slow-moving items that have been written off or written down to net realizable value or for which adequate reserves have been established, in each case, in accordance with GAAP. All such inventory is owned by the Company free and clear of all Encumbrances except for Permitted Liens, and except as disclosed on Schedule 3.11, no inventory is held by the Company on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.12    Accounts Receivable.
(a)The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (i) have arisen from bona fide transactions entered into by the Company and the Company Subsidiaries involving the sale of goods or the rendering of services in the Ordinary Course of Business; (ii) have not been disputed by any customer or other account debtor in writing and are not subject to claims of set-off or other defenses or other counterclaims, other than normal cash discounts accrued in the Ordinary Course of Business and other than as disclosed on Schedule 3.12. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments.
(b)The accounts receivable listed on Schedule 3.12 comprise all receivables of the Company as of January 16, 2018. Schedule 3.12 identifies all such accounts receivable that have remained unpaid more than sixty (60) days from the date of the applicable invoice as of January 16, 2018.

3.13    Accounts Payable. Except as set forth on Schedule 3.13, all accounts payable and notes payable by the Company reflected in the Interim Balance Sheet, and all such accounts payable and notes payable arising subsequent to the date of the Interim Balance Sheet, have arisen in the Ordinary Course of Business, and no such account payable or note payable is delinquent in its payment as of the Closing.

3.14    Customers and Suppliers.
(a)Schedule 3.14(a) sets forth a true and complete list of (i) the names and principal addresses of the ten (10) largest customers of the Company (by total revenues to the Company) during the trailing 12 months ended November 30, 2017, (ii) the amount for which each such customer was invoiced by the Company during such period, and (iii) the percentage of the consolidated total sales of the Company represented by sales to each such customer during such period. Except as set forth on Schedule 3.14(a), during the twelve (12) month period preceding the date of this Agreement, neither the Company nor any Company Subsidiary has received any notice from any of such customers listed on Schedule 3.14(a), nor does the Company otherwise have any Knowledge that any of such customers (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company, or (B) has sought, or is seeking, to reduce the price it will pay for the products and services of the Company, subject only to general and customary price negotiations in the Ordinary Course of Business and consistent with past course of dealing.
(b)Schedule 3.14(b) sets forth a true and complete list of the names of the ten (10) largest suppliers to the Company (based on dollar volume purchased by the Company) and any sole-source suppliers of raw materials, supplies, merchandise and other goods to the Company for the trailing twelve (12) month period ended November 30, 2017, and the amount for which each such supplier invoiced the Company during such period. Except as set forth on Schedule 3.14(b), during the twelve (12) month period preceding the date of this Agreement, neither the Company nor any Company Subsidiary has received any notice from any such supplier listed on Schedule 3.14(b), nor does the Company or any Company Subsidiary otherwise have any Knowledge that any such supplier (i) intends to cease to sell raw materials, supplies, merchandise and other goods to the Company or any Company Subsidiary on terms and conditions substantially similar to those used in its current sales to the Company and such Company Subsidiaries, subject only to general and customary price increases in the Ordinary Course of Business and consistent with past course of dealing, or (ii) intends to terminate, cancel or otherwise modify, in a manner adverse to the Company or the Company Subsidiaries, its business relationship with the Company or such Company Subsidiaries, and no such supplier has threatened any of the foregoing during the six (6) month period preceding the date hereof.

3.15    Insurance. Set forth on Schedule 3.15 is a correct and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, environmental, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company or any Company Subsidiary and relating to the assets, business, operations, employees, officers or directors of the Company any Company Subsidiary (collectively, the “Insurance Policies”), together with the carriers and liability limits for each such policy. The Company has made available to Purchaser true and complete copies of such Insurance Policies. All such Insurance Policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. Except as set forth on Schedule 3.15, neither the Company nor any Company Subsidiary has received written notice of, nor to the Knowledge of the Company has there been threatened, any cancellation, termination, reduction of coverage, premium increases or other alteration in coverage with respect to any such Insurance Policy. Except as set forth in Schedule 3.15, there are no outstanding claims involving more than $100,000 in any individual circumstance pending under any of such Insurance Policies, and the Company has not tendered any such claim under any of such Insurance Policies within the 12 months preceding the date hereof. To the Company’s Knowledge and reasonable belief, the types and amounts of coverage provided under the Insurance Policies are usual and customary in respect of the historical operations of the Business and industry practices. The Business has been conducted in a manner so as to conform to all applicable provisions of such Insurance Policies, and neither the Company nor any Company Subsidiary is in default under, or has otherwise failed to comply with any provision contained in any such Insurance Policy. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not cause a cancellation or reduction in the coverage of such Insurance Policies.

3.16    Actions and Legal Proceedings; Governmental Orders.
(a)Except as set forth Schedule 3.16(a), there are no Actions pending or, to the Company’s Knowledge, threatened (a) against or by the Company or any Company Subsidiary or any their respective officers, assets, properties or businesses that involves claims of Losses or other damages, penalties, or any other form of liability that, in the aggregate, could reasonably be expected to exceed $25,000; or (b) against or by the Company or any Company Subsidiary or any their respective officers, assets, properties or businesses that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

No event has occurred or circumstances exist that could give rise to, or serve as a basis for, any Action that would reasonably be expected to have a Material Adverse Effect. There is no Action by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.
(b)Except as set forth Schedule 3.16(b), there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company, any of the Company Subsidiaries or any of their respective properties or assets. The Company is in compliance with the terms of each Governmental Order set forth on Schedule 3.16(b), and no event has occurred or circumstances exist that may reasonably be expected to constitute or result in (with or without notice or lapse of time) a material violation of any such Governmental Order.

3.17    Compliance with Laws; Permits.
(a)Except as set forth on Schedule 3.17(a), (i) the Company and each of the Company Subsidiaries has at all times since January 1, 2013 complied in all material respects, and is now complying in all material respects, with all Laws applicable to it or its business, properties or assets, and (ii) since January 1, 2013, neither the Company nor any Company Subsidiary has received any written notice, order, complaint or other written communication from any Governmental Authority that the Company or such Company Subsidiary is in violation of any Law applicable to it, except for any such violations that have since been cured or corrected without any fine, penalty or continuing material obligation of the Company or any Company Subsidiary beyond future compliance with such Law.
(b)Schedule 3.17(b) lists all current Permits issued to the Company or any Company Subsidiary that are material to the conduct of the Business as currently conducted, including the names of such Permits and their respective dates of issuance and expiration. Except as disclosed on Schedule 3.17(b):
(i)the Company and each of the Company Subsidiaries are in possession of all Permits necessary and material for the Company and such Company Subsidiaries to own, lease and operate their respective properties and carry on their respective business as currently conducted, and are in compliance in all material respects with the requirements and limitations included in such Permits;
(ii)all such material Permits are valid and in full force and effect;
(iii)neither the Company nor any Company Subsidiary has received written notice that any suspension, cancellation, modification, revocation or nonrenewal of any such material Permit is pending or threatened, and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in any such suspension, cancellation, modification, revocation or nonrenewal of any such material Permit;
(iv)the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in the suspension, cancellation, modification, revocation or nonrenewal of any such material Permit; and
(v)no such material Permit is issued in the name of any present or former employee, officer, manager, member, agent or otherwise on behalf of the Company or any Company Subsidiary.

3.18    Environmental.
(a)Except as set forth on Schedule 3.18(a), (i) the Company and each of the Company Subsidiaries is, and at all times since January 1, 2013 the Company and each of the Company Subsidiaries has been, in compliance with all Environmental Laws applicable to the conduct of their respective businesses, and (ii) neither the Company nor any Company Subsidiary has received any written notice or complaint from a Governmental Authority or other Person requesting information pursuant to any Environmental Law or alleging that the Company or any Company Subsidiary has any liability under any Environmental Law or is not in compliance with any Environmental Law.

(b)Except as set forth on Schedule 3.18(b):
(i)to the Company’s Knowledge, no real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list;
(ii)neither the Company nor any Company Subsidiary has managed, used, stored or disposed of Hazardous Substances on any Leased Real Property or any other real property that has at any time been owned, leased or otherwise occupied or operated by the Company or any Company Subsidiary in violation of any applicable Environmental Law, except for any such violations as would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the conduct of the Business as currently conducted or otherwise be material to the Company and the Company Subsidiaries, taken as a whole;
(iii)there has been no Release of Hazardous Substances in contravention of or reportable under any Environmental Law by the Company or, to the Company’s Knowledge, any other Person, with respect to the business or assets of the Company or any Company Subsidiary or any real property currently or formerly owned, operated or leased by the Company or any Company Subsidiary;
(iv)neither the Company nor any Company Subsidiary (nor, to the Knowledge of the Company, any Seller) has received written notice that any real property currently or formerly owned, operated or leased by the Company or any Company Subsidiary (including any buildings, structures, improvements, soils or subsurface strata, surface water bodies or drainage ways, and ground waters on such real property) has been contaminated with any Hazardous Substance which could reasonably be expected to result in any claim under any Environmental Law against, or a violation of Environmental Law or term of any Environmental Permit by, the Company or any Company Subsidiary, or in respect of which the Company or any Company Subsidiary has any Liability;
(v)none of the Company or the Company Subsidiaries has commenced Remediation or received notice of any Remediation obligation with respect to any Release of Hazardous Substances on, in, at or under any properties (including any buildings, structures, improvements, soils or subsurface strata, surface water bodies or drainage ways, and ground waters thereof) currently or formerly owned, leased or operated by or for the Company or any predecessor company;
(vi)to the Company’s Knowledge, no underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any real property currently or formerly owned, operated or leased by the Company or any predecessor company; and
(vii)there is no condition, event or circumstance concerning the Release or regulation of Hazardous Substances on any Leased Real Property that would reasonably be expected, after the Closing Date and in any material respect, to prevent, impede or increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company and the Company Subsidiaries as currently carried out.
(c)Except as set forth on Schedule 3.18(c), there is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority, or any pending or, to the Knowledge of the Company, threatened Action with respect to the Company or any Company Subsidiary relating to Hazardous Substances or otherwise under any Environmental Law.
(d)Schedule 3.18(d) contains a complete and accurate list of all off-site Hazardous Substance treatment, storage, or disposal facilities or locations used by the Company or any Company Subsidiary or any predecessors as to which the Company or any Company Subsidiary may retain liability. None of the Company or any Company Subsidiary has received written notice, and the Company does not otherwise have any Knowledge, that (i) any of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, or (ii) the Company or any Company Subsidiary have any potential liabilities with respect to such off-site Hazardous

Substance treatment, storage or disposal facilities or locations used by the Company, any Company Subsidiary or any predecessor to the Company or any Company Subsidiary.
(e)The Company and each Company Subsidiary has obtained and holds all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company or such Company Subsidiary as presently owned, used or conducted, and except as set forth on Schedule 3.18(e), is and has been in compliance therewith. All such Environmental Permits are listed on Schedule 3.18(e), and the Company has delivered or made available to Purchaser true and correct copies of all such Environmental Permits. All such Environmental Permits are in full force and effect, and there is no condition, event or circumstance that would reasonably be expected to affect in any material respect the status of any such Environmental Permit or prevent or impede, after the Closing Date and in any material respect, the ownership, lease, operation or use of the business or assets of the Company or any Company Subsidiary as currently carried out in compliance with any such Environmental Permit. Except as set forth on Schedule 3.18(e), the execution, delivery or performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or any Environmental Permit, or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.
(f)Except as set forth on Schedule 3.18(f), neither the Company nor any of the Company Subsidiaries has assumed, contractually or by operation of Law, any material liabilities or obligations of third parties under any Environmental Laws.
(g)The Company has made available to Purchaser and listed on Schedule 3.18(g) (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company and the Company Subsidiaries or any currently or formerly owned, operated or leased real property which are in the possession or control of the Company or any Company Subsidiary related to compliance with Environmental Laws, claims or notices under Environmental Laws or the Release of Hazardous Substances, and (ii) any and all documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

3.19    Employee Benefits and Related Matters.
(a)Set forth on Schedule 3.19(a) is a complete and correct list of all Company Benefit Plans, including each Company Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any Company Subsidiary primarily for the benefit of employees outside of the United States (a "Non-U.S. Company Benefit Plan").
(b)Except as set forth on Schedule 3.19(b), true, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been provided to Purchaser by the Company, to the extent applicable: (i) the plan document (or if no such plan document exists with respect to a Company Benefit Plan, then a written summary of the material terms of such Company Benefit Plan) and any related trust documents, and amendments thereto, (ii) copies of any trust agreements, custodial agreements, insurance policies, administrative agreements and similar agreements, and investment management or investment advisory agreements, (iii) the three most recent IRS Forms 5500 and schedules thereto, if any, and the most recent actuarial report, if any, (iv) the most recent IRS determination letter (or opinion letter), if and as applicable, (v) the summary plan description and any modifications thereto, and any relevant employee handbooks, (vi) any actuarial valuations and reports related to any Company Benefit Plans with respect to the two most recently completed plan years; (vii) the most recent nondiscrimination tests performed under the Code, if applicable; and (viii) copies of any notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Company Benefit Plan.
(c)Each of the Company Benefit Plans has been established, maintained and administered in accordance with their respective terms and, in the case of all U.S. Company Benefit Plans, in all material respects with all applicable requirements of ERISA and the Code, and in the case of all Company Benefit Plans, in all material respects with other applicable Law. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Except as set forth on Schedule 3.19(c) or as provided for or contemplated in this Agreement or any applicable Transaction Document, or for such as have been offered or entered into by Purchaser, neither the Company nor any Company Subsidiary has entered into any agreement or committed to do any of the following: (i) create or incur any liability with respect to any employee benefit plan, program or arrangement other than pursuant to the existing terms of a Company Benefit Plan; (ii) enter into any contract (whether oral or written) to provide compensation or benefits to any individual other than under the existing terms of a Company Benefit Plan; or (ii) modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by applicable Laws, including (with respect to U.S. Company Benefit Plans only) ERISA and the Code.
(d)Nothing has occurred with respect to any Company Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Purchaser or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Section 4975 of the Code. Except as set forth on Schedule 3.19(d), all benefits, contributions and premiums relating to each Company Benefit Plan have been timely paid in accordance with the terms of such Company Benefit Plan and in compliance with all applicable Laws and accounting principles, and all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.
(e)Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Company Benefit Plan; or (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.
(f)Except as set forth on Schedule 3.19(f), there are no Actions pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plans, other than routine claims for benefits, and no Company Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.
(g)Except as set forth on Schedule 3.19(g), neither the Company nor any of its ERISA Affiliates has (i) maintained, established, sponsored, participated in or contributed to or incurred any liability (contingent or otherwise) with respect to any (A) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 or 430 of the Code, (B) “multiemployer plan” within the meaning of Section 3(37) of ERISA, (C) “multiple employer plan” (within the meaning of Section 413(c) of the Code), or (D) a “multiple employer welfare arrangement” (within the meaning of Section 3(40)

of ERISA), or (ii) without limiting the foregoing, engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.
(h)Except as set forth on Schedule 3.19(h), neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend or terminate any Company Benefit Plan; (iv) increase the amount payable under or result in any other obligation pursuant to any Company Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.
(i)None of the Company or any Company Subsidiary has any commitment or obligation or has made any representations to any employee, officer, director, independent contractor or consultant to adopt, amend, modify or terminate any Company Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise. There has been no amendment to, announcement by the Company, any of the Company Subsidiaries, Sellers or any of their respective Affiliates relating to, or change in employee participation or coverage under, any Company Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, employee, independent contractor or consultant, as applicable, except for any such increases to be incurred in the Ordinary Course of Business.
(j)Each Company Benefit Plan (other than a Non-U.S. Company Benefit Plan) that is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, has been administered and operated in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986.
(k)Each Company Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.
(l)Each individual who is classified by the Company as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Company Benefit Plan.
(m)Except as set forth on Schedule 3.19(m), the Company has not sponsored, maintained, participated in, or contributed to, or been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program, or other arrangement providing compensation or benefits to any employee or former employee (or any dependent thereof) that is subject to the Laws of any jurisdiction outside of the United States.
(n)Except as set forth on Schedule 3.19(n), other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Company Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither the Company nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits.
3.20    Labor and Employment Matters.
(a)Schedule 3.20(a) contains a list of all persons who are employees, independent contractors or consultants of the Company or any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current hourly or annual base compensation rate, as applicable; (v) current commission, bonus or other incentive-based compensation rate, if any; and (vi) a description of any fringe benefits provided to each such individual as of the date hereof. Except as set forth on Schedule 3.20(a), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full on the balance sheet contained in the Net Working Capital Statement) in accordance with the Company’s standard payroll practices and schedule and the applicable terms of the Company Benefit Plans, and other than as provided in any of the Company Benefit Plans listed on Schedule 3.19(a), there are no outstanding agreements, understandings or commitments of the Company or any Company Subsidiary with respect to any compensation, commissions or bonuses.
(b)Except as set forth on Schedule 3.20(b), (i) none of the Company or any Company Subsidiary is, nor have any of them been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), (ii) there is not, and has not been, any Union representing or purporting to represent any employee of the Company or any Company Subsidiary, and (iii) no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth on Schedule 3.20(b), there is not pending nor, to the Company’s Knowledge, threatened any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company, any of the Company Subsidiaries or any of their respective employees. Neither the Company nor any Company Subsidiary has any duty to bargain with any Union.
(c)The Company and each of the Company Subsidiaries is, and at all times since January 1, 2013 has been in compliance in all material respects with the terms of the collective bargaining agreements and other Contracts listed on Schedule 3.20(c) and all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company or such Company Subsidiaries, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company or any of the Company Subsidiaries as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company and any Company Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified.
(d)Except as set forth on Schedule 3.20(d), there are no Actions against the Company pending or, to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws. None of the Company or any Company Subsidiary is a party to, or the subject of, any Governmental Order relating to employees or employment practices.
(e)The Company has made available to Purchaser true and correct copies of any employee handbooks of the Company and all Company Subsidiaries currently in effect.
(f)There has been no “mass layoff” or “plant closing” as defined under the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing”

law (the “WARN Act”) with respect to the Company or any Company Subsidiary within the ninety (90) days prior to the Closing.

3.21    Tax Matters.
(a)Except as set forth in Schedule 3.21(a):
(i)All Tax Returns required to be filed on or before the Closing Date by the Company or any Company Subsidiary have been timely filed. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by the Company or any Company Subsidiary as shown on any Tax Return have been timely paid.
(ii)The Company and each Company Subsidiary has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.
(iii)No claim has been made by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any such Company Subsidiary is, or may be, subject to Tax by that jurisdiction.
(iv)No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any Company Subsidiary.
(v)The amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements has been prepared in accordance with GAAP. The Liability of the Company and the Company Subsidiaries for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).
(vi)All deficiencies asserted, or assessments made, against the Company or any Company Subsidiary as a result of any examinations by any taxing authority have been fully paid.
(vii)The Company is not a party to any Action by any taxing authority. There are no pending or, to the Company’s Knowledge, threatened Actions against the Company or any Company Subsidiary by any taxing authority.
(viii)The Company has delivered to Purchaser copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2012.
(ix)There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.
(x)The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.
(xi)No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.
(xii)The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.
(xiii)The Company has, with all requisite consent of its shareholders, validly elected to be treated as an S Corporation under Section 1362 of the Code effective as of August 1, 2015 and, where permitted, under the corresponding provisions of applicable state and local Law. Such election has never been challenged, terminated or revoked, and is in effect as of the Closing Date, at which time the election will terminate as a consequence of the transactions contemplated hereby.
(xiv)The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:
(1)any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;
(2)an installment sale or open transaction occurring on or prior to the Closing Date;
(3)a prepaid amount received on or before the Closing Date;
(4)any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or
(5)any election under Section 108(i) of the Code.
(xv)Neither the Company nor any Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.
(xvi)The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.
(xvii)The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).
(b)Schedule 3.21(b) sets forth:
(i)the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;
(ii)those years for which examinations by the taxing authorities have been completed; and
(iii)those taxable years for which examinations by taxing authorities are presently being conducted.

3.22    Books and Records. The minute books and stock record books of the Company and each of the Company Subsidiaries, all of which have been made available to Purchaser, are complete and correct in all material respects. The minute books of the Company, in all material respects, contain accurate and complete records of all meetings of, and all material actions taken by written consent of, the stockholders or other equity holders, the board of directors and any committees of the board of directors of the Company and each Company Subsidiary, and no meeting, or material action taken by written consent, of any such stockholders or equity holders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.23    Affiliate Transactions.
(a)Set forth on Schedule 3.23(a) is a description of all intercompany obligations (a) owed by any Seller or any of such Seller’s Affiliates (other than the Company) to the Company as of the date hereof, or (b) owed by the Company to any Seller or any of such Seller’s Affiliates (other than the Company) as of the date hereof.

(b)Set forth on Schedule 3.23(b) is a complete and correct list of all transactions between any Seller or the Company, on the one hand, and any present or former director, officer, partner, member, manager, stockholder or employee of the Company, or any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), on the other hand, other than (i) transactions involving payment by the Company of compensation to directors, officers or employees in the Ordinary Course of Business (including any bonus, incentive compensation, retirement, deferred compensation or severance benefits) and (ii) transactions that do not involve continuing liabilities or obligations of the Company or any Company Subsidiary after the Closing.
(c)To the Knowledge of the Company, and except as set forth on Schedule 3.23(c) or by reason of the ownership of securities that are listed for trading on any public exchange or quotation system, no Related Party: (i) owns any equity or other financial or voting interest in any direct competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company, any Company Subsidiary or the Business; (ii) has any economic interest in any Material Contract or any ownership or economic interest in any property (real or personal, tangible or intangible, including Intellectual Property) that is currently used in the conduct of the Business by the Company or any Company Subsidiary; (iii) has any other financial interest in any transaction with the Company or any Company Subsidiary or involving any assets or property of the Company or any Company Subsidiary, other than business dealings or transactions conducted in the Ordinary Course of Business at prevailing market prices and on prevailing market terms.

3.24    Bank Accounts; Powers of Attorney. Schedule 3.24 sets forth a true and complete list of (a) all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities under the control or for the benefit of the Company or any Company Subsidiary, (b) the names of all persons authorized to draw on or have access to such accounts and items, and (c) all outstanding powers of attorney or similar authorizations granted by the Company or any Company Subsidiary, copies of which have been furnished to Purchaser.

3.25    Warranties. Schedule 3.25 sets forth a true and complete list of all written warranties currently in effect covering the respective products and services of the Company and all Company Subsidiaries. The Company’s reserve for product warranty claims reflected in the Financial Statements has been established in accordance with GAAP. Except as set forth on Schedule 3.25, no liability currently exists for any return claim, warranty claim or other obligation to provide parts and service on, or to repair or replace, any products sold or delivered by the Company or any Company Subsidiary at any time on or prior to the Closing Date, except as has been reserved for in the Financial Statements.

3.26    Capital Expenditures. As of the date of this Agreement, the aggregate contractual commitments of the Company and the Company Subsidiaries for new capital expenditures to be made after the date of this Agreement do not exceed $250,000.

3.27    Product Liability. Except as disclosed on Schedule 3.27:
(a)there is no Action pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary relating to any product liability, product defect, warranty, backcharge, additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (i) services rendered by the Company or any Company Subsidiary during the period through and including the date of this Agreement, (ii) the manufacture, assembly, sale or distribution of products by the Company or any Company Subsidiary during the period through and including the date of this Agreement, or (iii) the operation of the Company’s business during the period through and including the date of this Agreement (as used in this Section 3.27(a), the term “defect” shall mean a defect or impurity of any kind, whether in design, manufacture, processing, materials or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity);
(b)on the date hereof, neither the Company nor any Company Subsidiary has any material Liability, and there are no claims pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary arising out of any injury to individuals or property as a result of the ownership, possession or use of any product or device manufactured, sold, leased, delivered or shipped by the Company or any Company Subsidiary on or prior to date of this Agreement;
(c)since January 1, 2014, none of the Company’s products has been recalled, withdrawn, suspended or been the subject of a filing under Section 15 of the Consumer Products Safety Act (15 U.S.C. § 2064) claiming the product contains a defect that could create a substantial product hazard (other than products discontinued or suspended in the ordinary course of business or by reason of business decisions made without regard to (i) concerns as to design or other inherent defect or risk to the safety of the users thereof or (ii) concerns of any Governmental Authority), nor is the Company presently considering any such product recall; and
(d)there are no proceedings pending or that have been threatened in writing by any Governmental Authority or other Person against the Company or any Company Subsidiary seeking the recall, withdrawal, suspension or seizure of any of the Company’s products or seeking to enjoin the Company from engaging in activities pertaining to any of the Company’s products.

3.28    Certain Payments. The Company and the Company Subsidiaries have not, nor to the Knowledge of the Company has any director, executive, representative, agent or employee of the Company or any Company Subsidiary, (a) used, or are any of such entities or persons currently using, any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) used, or are any of such entities or persons currently using, any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or any employees of a foreign or domestic government-owned entity, (c) violated, or are any of such entities or persons currently violating, any provision of the Foreign Corrupt Practices Act of 1977 or any other anticorruption Law applicable to the Company, (d) made, offered, authorized or promised any payment, rebate, payoff, influence payment, contribution, gift, bribe, rebate, kickback, or any other thing of value to any government official or employee, political party or official, or candidate, regardless of form, to obtain favorable treatment in obtaining or retaining business or to pay for favorable treatment already secured, (e) established or maintained, or are any of such entities or persons currently maintaining, any fund of corporate monies or other properties for the purpose of supplying finds for any of the purposes described in the foregoing clause (d), or (f) made any bribe, unlawful rebate, payoff, influence payment, kickback or other similar payment of any nature.

3.29    Brokers and Finders. No broker or investment banker acting on behalf of the Company or any of the Company Subsidiaries, or under any of their authority, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Company or any Company Subsidiary in connection with any of the transactions contemplated herein or in any other Transaction Document.

3.30    Disclosure. To the Knowledge of the Company, no representation or warranty of the Company contained in this Article 3, when read together with the relevant Disclosure Schedules, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

3.31    NO OTHER REPRESENTATIONS OR WARRANTIES BY OR ON BEHALF OF THE COMPANY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN ARTICLE 3 AND SECTION 6.3(c) OF THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, THE COMPANY DOES NOT MAKE, NOR HAS THE COMPANY AUTHORIZED ANY OTHER PERSON TO MAKE, AND THE COMPANY HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO THE COMPANY OR ITS BUSINESSES, ASSETS, LIABILITIES OR OPERATIONS.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF SELLERS

4.1    Representations and Warranties of the Palmer Seller Parties. Except as set forth in correspondingly numbered Section of the Disclosure Schedules (subject, however, to the provisions of Section 11.10 hereof), each of the Palmer Seller Parties jointly and severally represents and warrants to Purchaser as of the date of this Agreement as follows:
(a)Authority for Agreement and Transactions. Each Palmer Seller Party has full power, authority and legal right and capacity to enter into and perform his or its obligations under this Agreement and each other Transaction Document to which such Palmer Seller Party is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party by each Palmer Seller Party that is a trust have been duly authorized by all necessary trust action on the part of such Palmer Seller Party and no other actions or proceedings on the part of such Palmer Seller Party are necessary to authorize this Agreement, the Transaction Documents to which such Palmer Seller Party is a party, or the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to which any Palmer Seller Party is a party have been duly executed and delivered by each Palmer Seller Party who is a party thereto and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of each Palmer Seller Party enforceable against each Palmer Seller Party in accordance with its terms, except as enforceability may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Ownership And Other Rights Affecting Shares.
(i)Each Palmer Seller Party owns and has, and at the Closing shall transfer to Purchaser, good and valid title to the Shares owned by such Palmer Seller Party, free and clear of all Encumbrances.
(ii)No claim has been made or threatened in writing against any Palmer Seller Party asserting that any Person other than a Person listed on Schedule 3.2(a) is the holder or beneficial owner of any equity (including options) of, or any other voting, equity, profits or ownership interest in the Company.
(iii)There are no outstanding or authorized options, warrants, convertible securities (including, without limitation, convertible debt securities), preemptive rights, rights of first refusal, redemption rights, restrictions on transfer or other rights, agreements, arrangements or commitments of any character relating to the Shares owned by any of the Palmer Seller Parties or obligating any Palmer Seller Party to sell or purchase any shares of capital stock of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Shares owned by any of the Palmer Seller Parties.
(c)No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which any Palmer Seller Party is a party do not, and the consummation of the transactions contemplated hereby and thereby, assuming the receipt of the consents, approvals and waivers listed on Schedule 4.1(c), do not and will not:
(i)violate or conflict with any term, condition or provision of (A) the trust instrument of any Palmer Seller Party that is a trust, (B) any Contract to which any Palmer Seller Party is a party or otherwise bound, or (C) any Law or Governmental Order applicable to any Palmer Seller Party; or
(ii)result in the creation of any Encumbrance upon, or create in any other Person any interest or rights in, any Shares owned by any of the Palmer Seller Parties.
(d)Consents and Approvals. Except for such consents, authorizations, orders, permits, notices and approvals as are set forth on Schedule 4.1(d), and except for the filing of a notification and report form by the Company or its ultimate parent entity under the HSR Act and the expiration or termination of the waiting period required thereunder, no authorization, consent, order, permit, notice or approval of, or filing with, any Governmental Authority or any other Person is required to be obtained or made by any Palmer Seller Party in connection with the execution and delivery of, or performance by any Palmer Seller Party of its obligations under, this Agreement or any applicable Transaction Document.
(e)Brokers and Finders. No broker or investment banker acting on behalf of the any Palmer Seller Party or under the authority of any Palmer Seller Party is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any Palmer Seller Party in connection with any of the transactions contemplated herein.
(a)Litigation. There is no Action pending or, the knowledge of any Palmer Seller Party, threatened against any Palmer Seller Party that seeks to prevent, enjoin, modify, delay or challenge the transactions contemplated by this Agreement or the Transaction Documents, and no Palmer Seller Party is subject to any outstanding Governmental Order relating to the transactions contemplated by this Agreement or the Transaction Documents.
(b)FIRPTA Certificate. None of the Palmer Seller Parties is a “foreign person" as defined in Section 1445 of the Code and the regulations promulgated thereunder. In furtherance thereof, each Palmer Seller Party will execute and deliver to Purchaser at Closing a certificate, in form and substance satisfactory to Purchaser, confirming that such Palmer Seller Party is not a foreign person (the “FIRPTA Certificate").
(c)No Other Representations or Warranties by or on behalf of Palmer Seller Parties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE PALMER SELLER PARTIES IN THIS SECTION 4.1 and section 6.3(c) OR IN ANY TRANSACTION DOCUMENT, NONE OF THE PALMER SELLER PARTIES MAKES, AND EACH OF THE PALMER SELLER PARTIES HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO (i) THE SHARES, OR (ii) THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ALL OTHER TRANSACTION DOCUMENTS.

4.2    Representations and Warranties of the Knapp Seller Parties. Except as set forth in correspondingly numbered Section of the Disclosure Schedules (subject, however, to the provisions of Section 11.10 hereof), each of the Knapp Seller Parties jointly and severally represents and warrants to Purchaser as of the date of this Agreement as follows:
(a)Authority for Agreement and Transactions. Each Knapp Seller Party has full power, authority and legal right and capacity to enter into and perform his or its obligations under this Agreement and each other Transaction Document to which such Knapp Seller Party is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party by each Knapp Seller Party that is a trust have been duly authorized by all necessary trust action on the part of such Knapp Seller Party and no other actions or proceedings on the part of such Knapp Seller Party are necessary to authorize this Agreement, the Transaction Documents to which such Knapp Seller Party is a party, or the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to which any Knapp Seller Party is a party have been duly executed and delivered by each Knapp Seller Party who is a party thereto and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of each Knapp Seller Party enforceable against each Knapp Seller Party in accordance with its terms, except as enforceability may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Ownership And Other Rights Affecting Shares.
(i)Each Knapp Seller Party owns and has, and at the Closing shall transfer to Purchaser, good and valid title to the Shares owned by such Knapp Seller Party, free and clear of all Encumbrances.
(ii)No claim has been made or threatened in writing against any Knapp Seller Party asserting that any Person other than a Person listed on Schedule 3.2(a) is the holder or beneficial owner of any equity (including options) of, or any other voting, equity, profits or ownership interest in the Company.
(iii)There are no outstanding or authorized options, warrants, convertible securities (including, without limitation, convertible debt securities), preemptive rights, rights of first refusal, redemption rights, restrictions on transfer or other rights, agreements, arrangements or commitments of any character relating to the Shares owned by any of the Knapp Seller Parties or obligating any Knapp Seller Party to sell or purchase any shares of capital stock of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Shares owned by any of the Knapp Seller Parties.
(c)No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which any Knapp Seller Party is a party do not, and the consummation of the transactions contemplated hereby and thereby, assuming the receipt of the consents, approvals and waivers listed on Schedule 4.2(c), do not and will not:
(i)violate or conflict with any term, condition or provision of (A) the trust instrument of any Knapp Seller Party that is a trust, (B) any agreement to which any Knapp Seller Party is a party or otherwise bound, or (C) any Law or Governmental Order applicable to any Knapp Seller Party; or
(ii)result in the creation of any Encumbrance upon, or create in any other Person any interest or rights in, any Shares owned by any of the Knapp Seller Parties.
(d)Consents and Approvals. Except for such consents, authorizations, orders, permits, notices and approvals as set forth on Schedule 4.2(d), and except for the filing of a notification and report form by the Company or its ultimate parent entity under the HSR Act and the expiration or termination of the waiting period required thereunder, no authorization, consent, order, permit, notice or approval of, or filing with, any Governmental Authority or any other Person is required to be obtained or made by any Knapp Seller Party in connection with the execution and delivery of, or performance by any Knapp Seller Party of its obligations under, this Agreement or any applicable Transaction Document.
(e)Brokers and Finders. No broker or investment banker acting on behalf of the any Knapp Seller Party or under the authority of any Knapp Seller Party is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any Knapp Seller Party in connection with any of the transactions contemplated herein.
(a)Litigation. There is no Action pending or, the knowledge of any Knapp Seller Party, threatened against any Knapp Seller Party that seeks to prevent, enjoin, modify, delay or challenge the transactions contemplated by this Agreement or the Transaction Documents, and no

Knapp Seller Party is subject to any outstanding Governmental Order relating to the transactions contemplated by this Agreement or the Transaction Documents.
(b)FIRPTA Certificate. None of the Knapp Seller Parties is a “foreign person" as defined in Section 1445 of the Code and the regulations promulgated thereunder. In furtherance thereof, each Knapp Seller Party will execute and deliver to Purchaser at Closing a certificate, in form and substance satisfactory to Purchaser, confirming that such Knapp Seller Party is not a foreign person (the “FIRPTA Certificate").
(c)No Other Representations or Warranties by or on behalf of Knapp Seller Parties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE KNAPP SELLER PARTIES IN THIS SECTION 4.2, in section 6.3(c) OR IN ANY TRANSACTION DOCUMENT, NONE OF THE KNAPP SELLER PARTIES MAKES, AND EACH OF THE KNAPP SELLER PARTIES HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO (i) THE SHARES, OR (ii) THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ALL OTHER TRANSACTION DOCUMENTS.

4.3    Representations and Warranties of the Fidelity Charitable Gift Fund. Except as set forth in correspondingly numbered Section of the Disclosure Schedules (subject, however, to the provisions of Section 11.10 hereof), the Fidelity Charitable Gift Fund represents and warrants to Purchaser as of the date of this Agreement as follows:
(a)Authority for Agreement and Transactions. The Fidelity Charitable Gift Fund has full power, authority and legal right and capacity to enter into and perform its obligations under this Agreement and each other Transaction Document to which the Fidelity Charitable Gift Fund is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party by the Fidelity Charitable Gift Fund have been duly authorized by all necessary corporate or trust action on the part of the Fidelity Charitable Gift Fund and no other actions or proceedings on the part of the Fidelity Charitable Gift Fund are necessary to authorize this Agreement, the Transaction Documents to which the Fidelity Charitable Gift Fund is a party, or the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to which the Fidelity Charitable Gift Fund is a party have been duly executed and delivered by the Fidelity Charitable Gift Fund who is a party thereto and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of the Fidelity Charitable Gift Fund enforceable against the Fidelity Charitable Gift Fund in accordance with its terms, except as enforceability may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Ownership And Other Rights Affecting Shares.
(i)The Fidelity Charitable Gift Fund owns and has, and at the Closing shall transfer to Purchaser, good and valid title to the Shares owned by the Fidelity Charitable Gift Fund, free and clear of all Encumbrances.
(ii)No claim has been made or threatened in writing against the Fidelity Charitable Gift Fund asserting that any Person other than a Person listed on Schedule 3.2(a) is the holder or beneficial owner of any equity (including options) of, or any other voting, equity, profits or ownership interest in the Company.
(iii)There are no outstanding or authorized options, warrants, convertible securities (including, without limitation, convertible debt securities), preemptive rights, rights of first refusal, redemption rights, restrictions on transfer or other rights, agreements, arrangements or commitments of any character relating to the Shares owned by the Fidelity Charitable Gift Fund or obligating the Fidelity Charitable Gift Fund to sell or purchase any shares of capital stock of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Shares owned by the Fidelity Charitable Gift Fund.
(c)No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Fidelity Charitable Gift Fund is a party do not, and the consummation of the transactions contemplated hereby and thereby, assuming the receipt of the consents, approvals and waivers listed on Schedule 4.3(c), do not and will not:
(i)violate or conflict with any term, condition or provision of (A) the charter, bylaws, trust instrument or other organizational document of the Fidelity Charitable Gift Fund, (B) any agreement to which the Fidelity Charitable Gift Fund is a party or otherwise bound, or (C) any Law or Governmental Order applicable to the Fidelity Charitable Gift Fund; or
(ii)result in the creation of any Encumbrance upon, or create in any other Person any interest or rights in, any Shares owned by the Fidelity Charitable Gift Fund.
(d)Consents and Approvals. Except for such consents, authorizations, orders, permits, notices and approvals as set forth on Schedule 4.3(d), and except for the filing of a notification and report form by the Company or its ultimate parent entity under the HSR Act and the expiration or termination of the waiting period required thereunder, no authorization, consent, order, permit, notice or approval of, or filing with, any Governmental Authority or any other Person is required to be obtained or made by the Fidelity Charitable Gift Fund in connection with the execution and delivery of, or performance by the Fidelity Charitable Gift Fund of its obligations under, this Agreement or any applicable Transaction Document.
(e)Brokers and Finders. No broker or investment banker acting on behalf of the Fidelity Charitable Gift Fund or under the authority of the Fidelity Charitable Gift Fund is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Fidelity Charitable Gift Fund in connection with any of the transactions contemplated herein.
(f)Litigation. There is no Action pending or, the knowledge of the Fidelity Charitable Gift Fund, threatened against the Fidelity Charitable Gift Fund that seeks to prevent, enjoin, modify, delay or challenge the transactions contemplated by this Agreement or the Transaction Documents, and the Fidelity Charitable Gift Fund is not subject to any outstanding Governmental Order relating to the transactions contemplated by this Agreement or the Transaction Documents.
(g)FIRPTA Certificate. The Fidelity Charitable Gift Fund is not a “foreign person" as defined in Section 1445 of the Code and the regulations promulgated thereunder. In furtherance thereof, the Fidelity Charitable Gift Fund will execute and deliver to Purchaser at Closing a certificate, in form and substance satisfactory to Purchaser, confirming that the Fidelity Charitable Gift Fund is not a foreign person (the “FIRPTA Certificate").
(h)No Other Representations or Warranties by or on behalf of the Fidelity Charitable Gift Fund. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE FIDELITY CHARITABLE GIFT FUND IN THIS SECTION 4.3 OR IN ANY TRANSACTION DOCUMENT, THE FIDELITY CHARITABLE GIFT FUND DOES NOT MAKE, AND THE FIDELITY CHARITABLE GIFT FUND HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO (i) THE SHARES, OR (ii) THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ALL OTHER TRANSACTION DOCUMENTS.
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers and the Company as follows:

5.1    Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

5.2    Authorization and Enforceability. Purchaser has all requisite limited liability company power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to carry out the transactions and perform its obligations contemplated herein and therein. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by Purchaser has been duly authorized by all necessary limited liability company action and no other proceedings on the part of Purchaser are necessary to authorize this Agreement, the Transaction Documents to which Purchaser is a party, or the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Documents to which Purchaser is a party has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3    No Conflict; Consents and Approvals. The execution and delivery of this Agreement and the Transaction Documents to which Purchaser is a party by Purchaser do not, and the consummation of the transactions contemplated hereby and performance by Purchaser of its obligations hereunder do not, and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation or operating agreement of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the consent, notice or other action by any Person under any Contract to which Purchaser is a party. Except for the filing of a notification and report form by Purchaser or its ultimate parent entity under the HSR Act and the expiration or termination of the waiting period required thereunder, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

5.4    Legal Proceedings. There are no Actions pending or, to Purchaser’s knowledge, threatened against or by Purchaser or any Affiliate of Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any of the other Transaction Documents. To the Knowledge of Purchaser, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

5.5    Brokers and Finders. No broker or investment banker acting on behalf of Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby or in any other Transaction Document.

5.6    Securities. Purchaser hereby acknowledges that the Shares are not registered under the Securities Act or registered or qualified for sale under any applicable securities Law of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption therefrom. Purchaser is acquiring the Shares for its own account as principal, for investment purposes and has no present intention to dispose of the Shares, in whole or in part, or of any interest in the Shares to any other Person whether by public distribution or otherwise. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Shares and has the ability to bear the economic risks of such investment.

5.7    Sufficiency and Availability of Funds. Purchaser has sufficient cash deposits or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement as of the Closing Date.

ARTICLE 6.
COVENANTS

6.1    Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed), the Company shall, and each of the Palmer Seller Parties and the Knapp Seller Parties shall cause the Company to, (x) conduct the business of the Company and the Company Subsidiaries in the Ordinary Course of Business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and the Company Subsidiaries and to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, lenders, suppliers, regulators and others having business relationships with the Company or any of the Company Subsidiaries. Without limiting the foregoing, from the date hereof until the Closing Date, except to the extent expressly permitted by this Agreement, or as required by applicable Law, or otherwise consented to by an instrument in writing signed by Purchaser or as otherwise set forth in Schedule 6.1, the Company shall, and each of the Palmer Seller Parties and the Knapp Seller Parties shall cause the Company and each of the Company Subsidiaries to:
(a)preserve and maintain all of its material Permits;
(b)pay its debts, Taxes and other obligations when due;
(c)maintain the material physical and tangible properties and assets owned, operated or used by the Company or any of the Company Subsidiaries substantially in the same condition as they were on the date of this Agreement, ordinary wear and tear excepted;
(d)continue in full force and effect without material modification all Insurance Policies, except as required by applicable Law;
(e)use commercially reasonable efforts to defend and protect its material Intellectual Property from infringement or usurpation;
(f)perform all of its material obligations under all Material Contracts relating to or affecting its properties, assets or business;
(g)maintain its books and records in accordance with past practice;
(h)comply in all material respects with all applicable Laws; and
(i)not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.6(b) to occur.

6.2    Access to Information Prior to the Closing. From the date hereof until the Closing or termination of this Agreement pursuant to Article 10, the Company shall, and each of the Palmer Seller Parties and the Knapp Seller Parties shall cause the Company to, (a) afford Purchaser and its Representatives reasonable access during normal business hours to all of the Leased Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company and the Company Subsidiaries; (b) furnish Purchaser and its Representatives with such financial, operating and other data and information related to the Company as Purchaser or any of its Representatives may reasonably request; and (c) instruct the Representatives of each of the Palmer Seller Parties, the Knapp Seller Parties and the Company

to reasonably cooperate with Purchaser in its investigation of the Company and the Company Subsidiaries. Any investigation pursuant to this Section 6.2 shall be conducted by Purchaser in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty of the Company or any Seller contained herein (or in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to or made with the Buyer pursuant hereto) or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement. Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement through the Closing Date.

6.3    No Solicitation of Competing Acquisition Proposal.
(a)Neither the Company nor any of the Palmer Seller Parties or the Knapp Seller Parties shall, and none of them shall authorize or permit any of its respective Controlled Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal (as defined below); (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company and each of the Palmer Seller Parties and the Knapp Seller Parties shall immediately cease and cause to be terminated, and shall cause their respective Controlled Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. For purposes hereof, "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (3) the sale, lease, exchange or other disposition of all or any significant portion of the properties or assets of the Company and the Company Subsidiaries.
(b)In addition to the other obligations under this Section 6.3, the Company and each of the Palmer Seller Parties and the Knapp Seller Parties shall promptly (and in any event within three (3) Business Days after receipt thereof by the Company, any of the Palmer Seller Parties or the Knapp Seller Parties or their respective Representatives) advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.
(c)The Company and each of the Palmer Seller Parties and the Knapp Seller Parties represents and warrants to Purchaser that this Section 6.3 does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which the Company or any Seller is a party or by which any of them is currently bound.
(d)The Company and each of the Palmer Seller Parties and the Knapp Seller Parties agree that the rights and remedies for noncompliance with this Section 6.3 shall include having such provision specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser.

6.4    Notice of Certain Events; Schedule Updates and Schedule Corrections.

(a)From the date hereof until the Closing, the Company and each of the Palmer Seller Parties and the Knapp Seller Parties shall promptly notify Purchaser in writing after becoming aware of any of the following:
(i)any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company or any Seller hereunder not being true and correct in any material respect, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.1 or Section 8.2 to be satisfied;
(ii)any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(iv)any Actions commenced or, to the Knowledge of the Company or any of the Palmer Seller Parties or the Knapp Seller Parties, threatened against, relating to or involving or otherwise affecting the Company or any Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the transactions contemplated by this Agreement.
(b)In furtherance of the provisions set forth in Section 6.4(a):
(i)Not less than three (3) Business Days prior to the Closing Date, the Company, the Palmer Seller Parties and the Knapp Seller Parties, subject to the provisions of this Section 6.4(b), shall deliver to Purchaser a written update to the Disclosure Schedules to reflect any of the following:
(1)any event, fact, circumstance or condition that first occurs, arises or exists after the date of this Agreement (referred to herein as an “Intervening Event”) and that, if such Intervening Event had occurred, arose or existed before or as of the date of this Agreement, would have been required under this Agreement to be disclosed in the Disclosure Schedules, or that otherwise could result in the failure of any of the conditions to Closing set forth in Section 8.1 or Section 8.2 to be satisfied, including, without limitation, by reason of causing any representation or warranty of the Company or of Sellers made in this Agreement or any statement made in the Disclosure Schedule to be inaccurate as of the Closing Date (a “Schedule Update”); or
(2)any supplemental information to correct any existing inaccuracy in or breach of any representations or warranties of the Company or of any of the Sellers in this Agreement or in any corresponding Disclosure Schedules (a “Schedule Correction”).
(ii)In the event that Purchaser receives a Schedule Update, Purchaser may notify the Company and Sellers in writing at any time prior to the Closing of Purchaser’s intention to terminate this Agreement by reason of the Intervening Event disclosed in the Schedule Update unless an appropriate adjustment to the Purchase Price or other modification to this Agreement is made by written agreement of the Company, Sellers and Purchaser. If Sellers and Purchaser are unable to agree on such modification or adjustment within three (3) Business Days of the delivery of the Schedule Update, Purchaser shall have the right, by written notice delivered to the Company and the Seller Representative at any time thereafter but prior to the Closing, either to (A) accept the Schedule Update and proceed with the Closing notwithstanding the Intervening Event, or (B) terminate this Agreement by delivery of written notice to the Company and Sellers. In the event that Purchaser elects to consummate the Closing notwithstanding the Intervening Event, then unless otherwise agreed in writing by Purchaser, the Company and each of the Sellers as of or prior to the Closing, Purchaser shall be deemed to have waived any rights under Article 7 or Article 9 to indemnification for the matter disclosed in the Schedule Update, but only to the extent such matter has been disclosed in the Schedule Update, and for no other matters.

(iii)In the event that Purchaser receives a Schedule Correction, Purchaser may notify the Company and Sellers in writing at any time prior to the Closing of Purchaser’s intention to terminate this Agreement by reason of the matters disclosed in the Schedule Correction unless an appropriate adjustment to the Purchase Price or other modification to this Agreement is made by written agreement of the Company, Sellers and Purchaser. If Sellers and Purchaser are unable to agree on such modification or adjustment within three (3) Business Days of the delivery of the Schedule Correction, Purchaser shall have the right, by written notice delivered to the Company and the Seller Representative at any time thereafter but prior to the Closing, either to (A) accept the Schedule Correction and proceed with the Closing notwithstanding the matters disclosed in the Schedule Correction, or (B) terminate this Agreement by delivery of written notice to the Company and Sellers and without prejudice to any rights of Purchaser on account of any breach of this Agreement by the Company or any of the Sellers. In the event that Purchaser elects to consummate the Closing notwithstanding the matters disclosed in the Schedule Correction, then unless otherwise agreed in writing by Purchaser, the Company and each of the Sellers as of or prior to the Closing, such election shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or any Seller in this Agreement or Purchaser’s rights to indemnification under Article 7 or Article 9 for the breaches or inaccuracies disclosed in the Schedule Correction.

6.5    Resignations. Jeffery W. Palmer shall deliver to Purchaser, and each other Seller shall cause any of its respective Related Parties or Affiliates to deliver to Purchaser (if so requested by Purchaser), his or her written resignation, effective as of the Closing Date, from all director, officer and employment positions held with the Company and any Company Subsidiary.

6.6    Confidentiality; Prohibitions on Securities Trading Based on Non-Public Information.
(a)Following the Closing Date, each of the Sellers shall, and shall cause their respective Controlled Affiliates and Representatives to, keep secret and maintain in confidence, and not use for their benefit or for the benefit of others, any trade secrets or other confidential or proprietary information or data relating to the Company or any Company Subsidiary or the transactions contemplated hereby, including but not limited to all Intellectual Property and files and records (collectively, “Confidential Information”). The foregoing shall not prohibit use of Confidential Information (i) as is required by Law, (ii) as is necessary to prepare Tax Returns (including Tax Returns of Sellers or of any of their Affiliates) or other filings with Governmental Authorities or to defend or object to any reassessment of Taxes, (iii) to assert or protect any rights of Sellers hereunder or under any applicable Law. Notwithstanding any of the foregoing, “Confidential Information” shall not include information (1) that is or becomes generally available to the public, other than as a result of disclosure by any Seller and/or any of their Affiliates, (2) that is or becomes available to any Seller and/or their Affiliates on a non-confidential basis, provided that the source of such information, to the respective party’s knowledge, is not bound by a confidentiality agreement or other legal or fiduciary duty which prohibits disclosure; (3) that is independently developed by any Seller and/or their Affiliates without reference to the Confidential Information, or (4) is permitted, in writing by Purchaser, to be disclosed. If any of the Sellers or any of their Affiliates or representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller(s) shall promptly notify Purchaser or the Company in writing and shall disclose only that portion of such information which such Sellers are advised by their counsel in writing is legally required to be disclosed, provided that Sellers shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
(b)The Company and each of the Sellers acknowledge and agree that each is aware (and that each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser or Purchaser’s Affiliate, Compass Diversified Holdings, LLC, will be advised) of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws on a

Person possessing material nonpublic information about a public company. The Company and each of the Sellers hereby agree that while any of them are in possession of such material nonpublic information, none of such Person or Persons shall purchase or sell any securities of Compass Diversified Holdings, LLC, communicate such information to any third parties, or take any other action with respect to securities of Compass Diversified Holdings, LLC, in each such case, in violation of such laws, or cause or encourage any third party to do any of the foregoing in violation of such laws.

6.7    Governmental Approvals and Consents.
(a)Purchaser, the Company and each of the Palmer Seller Parties and the Knapp Seller Parties agree to cooperate with each other and use their respective commercially reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to (i) obtain all consents, approvals or actions of, and make all filings with and give all notices to Governmental Authorities (including under the HSR Act and under any other applicable Antitrust Laws) or any other public or private third parties to the extent required to consummate the transactions and the other matters contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities or other public or private Persons as the other parties hereto or such Governmental Authorities or other public or private Persons may reasonably request in connection therewith, and (iii) consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the satisfaction of all conditions hereto.
(b)Without prejudice to the foregoing, Purchaser, the Company and each of the Palmer Seller Parties and the Knapp Seller Parties shall (i) no later than ten (10) Business Days after the date of this Agreement file any required or recommended filings with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) in accordance with the HSR Act, and (ii) no later than ten (10) Business Days after the date of this Agreement file an antitrust notification in any other jurisdiction identified on Schedule 6.7(b). The filing fees payable in respect of the filing under the HSR Act and any other applicable Antitrust Laws shall be paid one-half by Purchaser, on the one hand, and one-half by the Palmer Seller Parties and the Knapp Seller Parties, on the other hand. Without limiting any Party’s obligations under Section 6.7(a), each Party shall use its commercially reasonable efforts to make as soon as practicable any other required submissions under the HSR Act and any other applicable Antitrust Laws that either the Company or Purchaser determines should be made, in each case with respect to the purchase of the Shares hereunder, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws as soon as practicable. Each of the Parties shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Authority any additional information reasonably requested pursuant to the HSR Act or any other Antitrust Laws in connection with such filings. Each Party shall notify the other Parties promptly upon the receipt of any comments from any officials of any Governmental Authority in connection with any filings made pursuant to this Section 6.7(b). To the extent permitted by applicable Law, and subject to all applicable privileges (including the attorney client privilege), each of the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to the HSR Act or any other Antitrust Law. Each of the Parties hereto shall cooperate reasonably with each other in connection with the making of all such filings or responses and to the extent reasonably practicable and permitted by applicable Law and the applicable Governmental Authority, all discussions, telephone calls and meetings with a Governmental Authority regarding the purchase of the Shares shall include representatives of each of the Company and Purchaser.
(c)None of the Parties shall willfully take any action that would reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval of any Governmental Authority, or the expiration of any required waiting periods under the HSR Act or any other applicable Antitrust Law filing made in any other jurisdiction.
(d)Notwithstanding anything in this Agreement to the contrary (including the other provisions of this Section 6.7), nothing in this Section 6.7 shall require, or be construed to require, Purchaser or any of its Affiliates to agree to (i) litigate or contest any administrative or judicial action or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent brought by or before an administrative tribunal, court or other similar tribunal or body; (ii) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Purchaser, the Company or any of their respective Affiliates; (iii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Purchaser of the transactions contemplated by this Agreement; or (iv) any material modification or waiver of the terms and conditions of this Agreement.

6.8    Employee Matters.
(a)For purposes of the determination of Net Working Capital and the preparation of any Tax Return by or with respect to the Company or any Company Subsidiary, all obligations of the Company and the Company Subsidiaries for all periods ended prior to or as of the Closing Date for compensation, wages, bonuses (including, without limitation, under the Company’s existing incentive compensation plans, but excluding the Company Employee Closing Payments), severance pay, vacation time, pay in lieu of vacation, sickness and accident benefits, leaves of absence, and similar employee benefits provided by the Company or any Company Subsidiary shall be accrued as of the Closing Date in accordance with GAAP for all employees of the Company and the Company Subsidiaries (including, without limitation, all former employees and all continuing employees) and such obligations shall reduce Net Working Capital. With respect to any continuing employee, all obligations of the Company or any Company Subsidiary from and after the Closing Date for compensation, wages, bonuses, severance pay, vacation time, pay in lieu of vacation, sickness and accident benefits, leaves of absences and similar employee benefits provided by the Company, including those not required to be accrued in accordance with GAAP, shall be the post-closing obligation of the Company or the applicable Company Subsidiary (and not Sellers).
(b)Neither Purchaser nor the Company shall be responsible for or assume any liability of any kind under any employee benefit plan maintained by Sellers and their ERISA Affiliates that is not a Company Benefit Plan.
(c)All provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including any employee or former employee of the Company or any participant or beneficiary in any Company Benefit Plan. The provisions of this Agreement are not intended, and shall not be construed, to establish or amend any Company Benefit Plan or any other employee benefit plan or compensation arrangement.

6.9    Records; Post-Closing Access to Information.
(a)In order to facilitate the resolution of any claims made by or against or incurred by Purchaser or the Company after the Closing or for any other reasonable business purpose, for a period of seven (7) years following the Closing, each of the Palmer Seller Parties and the Knapp Seller Parties shall: (i) retain all books, documents, information, data, files and other records of such Sellers that relate to the Company and its business and operations for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser or the Company; (ii) upon reasonable notice and for a reasonable business purpose, afford Purchaser and the Company and their respective representatives reasonable access (including for inspection and copying, at the Purchaser’s expense), during normal business hours, to such books, documents, information, data, files and other records (to the extent not previously delivered and already in the possession of Purchaser, the Company), including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Company; and (iii) will cooperate with Purchaser and the Company (at Purchaser’s sole cost and expense and without the obligation to incur any out-of-pocket expense) and their respective representatives in connection with any such claims and other proceedings; provided, that such access shall be granted until the later of 7 years following the Closing and the expiration date of the applicable statute of limitations with respect to Tax matters. Each of the Palmer Seller Parties and the Knapp Seller Parties shall not destroy any such books and records without providing Purchaser and the Company with written notice detailing the contents of such books and records, and providing Purchaser and the Company with the opportunity to remove or copy such Records at Purchaser’s expense. If Purchaser or the Company does not respond in writing to any such notice from such Sellers within thirty (30) days of delivery of such notice, or after so responding, does not otherwise take action to remove or copy such Records within ninety (90) days after delivery of such notice, then such Sellers may thereafter dispose of or destroy such Records in its sole discretion.
(b)Subject to Section 7.7, for a period of seven (7) years after the Closing Date, Purchaser shall preserve and retain, or cause the Company to preserve and retain, all Records (including any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations) relating to the conduct of the Business and assets, liabilities and operations of the Company prior to the Closing Date. For a period of seven (7) years after the Closing Date, Purchaser and the Company will not destroy any Records of the Company prepared prior to the Closing without first delivering written notice to each of the Palmer Seller Parties and the Knapp Seller Parties and affording such Sellers the opportunity to remove or copy such Records at such Sellers’ expense. If such Sellers do not respond in writing to any such notice from Purchaser or the Company within thirty (30) days of delivery of such notice, or after so responding, does not otherwise take action to remove or copy such Records within ninety (90) days after delivery of such notice, then Purchaser or the Company may thereafter dispose of or destroy such Records in its sole discretion.
(c)Subject to the obligations of any of the Sellers under Section 6.6 and Section 7.7, from and after the Closing Date, Purchaser shall cause the Company to afford each of the Palmer Seller Parties and the Knapp Seller Parties and their respective counsel, accountants and other authorized representatives, upon reasonable prior notice and for reasonable business purposes, reasonable access during normal business hours to the Records of the Company pertaining to the Company’s operations during any period ended on or prior to the Closing Date, including in connection with the preparation of any report or Tax Return required to be filed by such Sellers under applicable Law or otherwise and any accounting statements with respect to or including periods ended on or prior to the Closing Date. Personnel of Purchaser and the Company shall cooperate with such Sellers in the preparation of Tax Returns relating to any Pre-Closing Tax Period, and Purchaser agrees that personnel in the tax and accounting group of the Company shall be made available to assist in the preparation of such Tax Returns (but at such times and in a manner so as not to unduly disrupt the normal course of operations of the Company).

6.10    Litigation Support. In the event and for so long as any party actively is contesting or defending against any Action by any Person not a party hereto in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company or any Company Subsidiary, each of the other parties will cooperate with such party or its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, including entering into a joint defense agreement or confidentiality agreement with respect thereto, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article 9 below).

6.11    Release and Waiver by Sellers. Effective as of the Closing, each of the Sellers hereby irrevocably and unconditionally releases and forever discharges the Company from any and all claims, charges, complaints, causes of action, damages, agreements and liabilities of any kind or nature whatsoever (“Released Claims”), whether in his, her or its capacity as a shareholder, director, officer or employee of the Company (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising at law or equity, and whether based in contract, tort, fiduciary or other theory of liability, arising from conduct occurring on or prior to the Closing Date, including, without limitation, any Released Claims relating to or arising out of any such Seller’s ownership of the Shares; provided, that (a) nothing contained in this Section 6.11 shall release the Company or any of its Affiliates from its respective obligations and liabilities under this Agreement or any other Transaction Document or constitute a waiver of any claims that any of the Sellers may bring or have for indemnification from Purchaser under Article 7 or Article 9 of this Agreement, and (b) this release shall only relate to those claims arising from conduct occurring on or before the Closing. In granting the foregoing releases, each of the Sellers hereby declares his, her or its intention to release all of the Released Claims, whether known or unknown and whether or not currently suspected. Effective as of the Closing, each Seller further waives, and acknowledges and agrees that such Seller shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company or Purchaser in connection with any actual or alleged breach of any representation, warranty or obligation of the Company or any Seller set forth in this Agreement or in respect of any other claim arising from conduct occurring on or before the Closing Date.

6.12    Non-Competition; Non-Solicitation.
(a)For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), each of the Palmer Seller Parties, the Knapp Seller Parties and, subject to Section 6.12(d) below, the Knapp Additional Parties (each, a “Restricted Party,” and collectively, the “Restricted Parties”) shall not, and shall not permit any of their respective Controlled Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) impede or interfere with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and the Company Subsidiaries on the one hand, and customers or suppliers of the Company and the Company Subsidiaries on the other hand. Notwithstanding the foregoing, each of the Restricted Parties may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if none of such Restricted Parties, individually or collectively with all such other Restricted Parties and their respective Affiliates, is a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(b)During the Restricted Period, each of the Restricted Parties (subject to Section 6.12(d) below in the case of the Knapp Additional Parties) shall not, and shall cause their respective Controlled Affiliates not to, directly or indirectly through any Person or contractual arrangement:
(i)solicit or recruit for employment any person who at any time on or after the date of this Agreement is a Company Group Employee (as hereinafter defined) or encourage any such Company Group Employee to leave such employment; provided, that the foregoing shall not prohibit (A) a general solicitation (including through search firms or other agents) to the public by general advertising, public job postings or similar methods of solicitation not specifically directed at Company Group Employees or (B) any of such Restricted Parties or any of their respective Controlled Affiliates, directly or indirectly, from soliciting, recruiting or hiring any Company Group Employee who has then ceased to be employed or retained by the Company, Purchaser or any of their respective Affiliates for at least six (6) months. For purposes of this Section 6.12(b)(i), “Company Group Employees” means, collectively, officers, employees, sales representatives or other independent contractors of the Company, the Company Subsidiaries and their respective Affiliates, but excluding any immediate family member of any of the Restricted Parties; or
(ii)approach or seek to engage in the Business with any Customer (as hereinafter defined), refer sales relating to the Business from any Customer to any Person or be paid commissions based on Business-related sales received from any Customer by any Person, or purchase from any Supplier (as hereinafter defined) to the Company or any Company Subsidiary finished goods or raw materials for use in manufacturing, assembling or otherwise producing finished good products sold in the Business. For purposes of this Section 6.12(b)(ii), the term “Customer” means any Person to which the Company or any Company Subsidiary sold products or provided services, and the term “Supplier” means any Person from which the Company or any Company Subsidiary purchased finished goods or raw materials for use in the manufacturing, assembly or production of finished good products sold in the Business, in each case, during the 24-month period prior to the date of this Agreement; provided, that the foregoing shall not prohibit any referral of purchases, sales or other Business-related activity by any of the Restricted Parties or any of their respective Controlled Affiliates to the Company or any Company Subsidiary.
(c)Each of the Restricted Parties acknowledges that the covenants set forth in this Section 6.12 are an essential element of this Agreement and that any breach or threatened breach by any of such Restricted Parties or any of their respective Controlled Affiliates of any provision of this Section 6.12 will result in irreparable injury to Purchaser and the Company for which monetary damages would not be an adequate remedy. Each of the Restricted Parties acknowledges that in the event of such a breach, in addition to all other remedies available at law (including damages), Purchaser and the Company shall be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond) and an equitable accounting of all earnings, profits or other benefits arising therefrom. Each of the Restricted Parties has independently consulted with its, his or her counsel and after such consultation agrees that the covenants set forth in this Section 6.12 are reasonable and proper to protect the legitimate interests of Purchaser and the Company following the Closing and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.12 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.12 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
(d)Notwithstanding the foregoing provisions of this Section 6.12, a Knapp Additional Party shall be bound by and obligated under this Section 6.12 in his or her individual capacity only if and after such date as such Knapp Additional Party receives any portion of the Purchase Price in any form from a Knapp Seller Party or any Affiliate of a Knapp Seller Party, whether through distributions of trust assets or earnings, loans, inheritance, or other forms of funds or asset transfers.

6.13    Closing Conditions. From the date hereof until the Closing, each Party hereto shall, and each of the Palmer Seller Parties and the Knapp Seller Parties shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article 8 hereof.

6.14    Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Controlled Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE 7.
TAX MATTERS

7.1    Tax Covenants.
(a)Without the prior written consent of Purchaser, Sellers shall not, to the extent it may affect, or relate to, the Company or any Company Subsidiary, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Purchaser or the Company in respect of any Post-Closing Tax Period (all of the foregoing collectively referred to herein as a “Prohibited Tax Action”). Sellers agree that Purchaser is to have no liability for any Tax resulting from any Prohibited Tax Action taken after the date of this Agreement by any of Sellers, the Company, its Affiliates or any of their respective Representatives in violation of this Section 7.1(a), and Sellers further agree to indemnify and hold harmless Purchaser and the Company against any such Tax or reduction of any Tax asset.
(b)All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”), if any, shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Transfer Taxes (and Purchaser shall cooperate with respect thereto as necessary).
(c)Sellers shall cause to be timely prepared in a manner consistent with past practice and applicable Law all Tax Returns for Income Taxes required to be filed by Sellers with respect to the income of the Company for all Pre-Closing Tax Periods, including for those jurisdictions and Governmental Authorities that permit or require a short period Tax Return for Income Taxes, for the period ending on the Closing Date, and shall pay any and all Income Taxes with respect thereto. Without undue disruption to the operations of the Company, Purchaser shall cause the Company to cooperate fully and promptly with Sellers and Sellers’ professional accounting and tax advisors in connection with Sellers’ preparation and filing of such Tax Returns for Income Taxes required to be filed by Sellers with respect to income of the Company for all Pre-Closing Tax Periods. The books and records of the Company will be maintained, and the Tax Returns for Income Taxes of the Company will be filed, so as to accurately reflect the operations of the Company through the end of the Closing Date. For the avoidance of doubt, all deductions for Seller Transaction Expenses, Company Employee Closing Payments and payments made in respect of employee compensation shall be reflected on the Tax Returns for Pre-Closing Tax Periods to the extent paid by any Seller or paid or accrued by the Company as of the Closing Date.
(d)Purchaser shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Purchaser to the Seller Representative (together with schedules, statements and, to the extent reasonably requested by Sellers, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such

Tax Return. If the Seller Representative objects to any item on any such Tax Return, the Seller Representative shall, within twenty (20) days after delivery of such Tax Return, notify Purchaser in writing that the Seller Representative so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Purchaser and the Seller Representative shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Purchaser and the Seller Representative are unable to reach such agreement within ten (10) days after receipt by Purchaser of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the parties agree to file for any available extension. If an extension is not available, the Tax Return shall be filed as prepared by Purchaser and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be paid one-half by Purchaser and one-half by Sellers. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Purchaser.

7.2    Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date none of the Company, Sellers or any of Sellers’ Affiliates, nor any of their respective Representatives, shall have any further rights or liabilities thereunder.

7.3    Tax Indemnification.
(a)From and after the Closing, except to the extent treated as a liability in the calculation of Closing Working Capital, each of the Palmer Seller Parties, jointly and severally as among such Palmer Seller Parties up to the Palmer Seller Parties’ applicable Seller Indemnity Percentage of any such Losses, and each of the Knapp Seller Parties and the Knapp Additional Parties, jointly and severally as among such Knapp Seller Parties and Knapp Additional Parties up to the Knapp Seller Parties’ applicable Seller Indemnity Percentage of any such Losses, shall indemnify the Company, Purchaser and each Purchaser Indemnified Person and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.21 (Tax Matters); (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation by Sellers in this Article 7; (c) all Taxes of the Company or relating to the business or assets of the Company for all Pre-Closing Tax Periods, except to the extent accrued and taken into account in the determination of the final Closing Net Working Capital; (d) all Taxes owing by any Person (other than the Company) for which the Company may be liable where the liability of the Company for such Taxes is attributable to an event or transaction occurring on or before the Closing Date, including, without limitation, in respect of any Taxes payable by the Sellers; (e) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any successor or comparable provisions of foreign, state or local Law; (f) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by Contract, relating to an event or transaction occurring before the Closing Date; and (g) any Losses resulting from any action of Sellers or any of their respective Affiliates or Representatives at any time, or any action of the Company or its Affiliates prior to the Closing, in violation of Section 7.1(a); in each of the above cases in clauses (a) through (g), together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith or in enforcing its rights hereunder. For purposes of clarity, it is expressly understood and agreed by the Parties that in no event shall the liability of the Palmer Seller Parties as a group, the liability of the Fidelity Charitable Gift Fund, or the liability of the Knapp Seller Parties as a group, for any Taxes or Losses of Purchaser Indemnified Persons under this Section 7.3 exceed their respective Seller Indemnity Percentage of such Taxes or Losses.
(b)Purchaser shall indemnify each Seller and each Seller Indemnified Person and hold them harmless from and against any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation by Purchaser in this Article 7.
(c)The Palmer Seller Parties, jointly and severally as among such Palmer Seller Parties up to the Palmer Seller Parties’ applicable Seller Indemnity Percentage, and the Knapp Seller Parties and the Knapp Additional Parties, jointly and severally as among such Knapp Seller Parties and Knapp Additional Parties up to the Knapp Seller Parties’ applicable Seller Indemnity Percentage, shall reimburse Purchaser for any Taxes of the Company that are the responsibility of the Sellers pursuant to this Section 7.3 within ten (10) Business Days after payment of such Taxes by Purchaser or the Company, net of any amounts that were accrued and taken into account in respect of such Taxes in the determination of the final Closing Net Working Capital. Should any of such Sellers not make full payment of any such obligations under this Section 7.3(c) within such ten (10) Business Day period:
(i)any amount payable under this Section 7.3 shall accrue interest from the expiration of such ten (10) Business Day Period to and including the date such payment is made at a rate per annum equal to five (5%) per annum. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding;
(ii)Purchaser may, at Purchaser’s option and with written notice to such Sellers and the Seller Representative, satisfy such payment obligation of a Seller out of the Indemnification Escrow Deposit in accordance with the terms of the Escrow Agreement (subject to any obligation of such Sellers under the Escrow Agreement to restore any portion of the Indemnification Escrow Deposit so disbursed);
(iii)Purchaser may, at Purchaser’s option and with written notice to such Sellers and the Seller Representative, satisfy such payment obligation of any of the Sellers by offset against the portion of any Earn-Out Payment that is then due or subsequently becomes due to such Seller under Section 2.6; and
(iv)the foregoing remedies shall be in addition to and not in limitation of any other rights or remedies to which Purchaser is or may be entitled at law or in equity or under this Agreement (including any exhibits hereto) or otherwise, including without limitation under Section 9.7 of this Agreement.

7.4    Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:
(a)in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and
(b)in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

7.5    Section 338(h)(10) Election.
(a)Election. At the Closing, the Company and each Seller shall join with Purchaser in making a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Law) with respect to the purchase and sale of the Shares of the Company hereunder (collectively, a “Section 338(h)(10) Election”). Sellers shall pay any Tax attributable to the making of the

Section 338(h)(10) Election and Sellers shall indemnify Purchaser and the Company against any adverse consequences arising out of any failure by Sellers to pay any such Taxes.
(b)Allocation of Purchase Price.
(i)Sellers and Purchaser agree that the Purchase Price and the Liabilities of the Company (plus other relevant items included within the “consideration received” as defined in Section 1060(a) of the Code) shall be allocated among the assets of the Company, the covenants of the Palmer Seller Parties and the Knapp Seller Parties set forth in Section 6.12 hereof and the covenants of the Seller Beneficiaries as contemplated under Section 8.2(i) for all purposes (including Tax and financial accounting) as determined by RSM McGladrey, an independent third-party valuation firm mutually agreed upon by Purchaser and the Seller Representative, and otherwise based upon and in accordance with the determinations and methodology set forth on Schedule 7.5(b) (the “Allocation”), with such Allocation to be delivered by Purchaser to the Seller Representative within ninety (90) days following the Closing; provided, however, that the Allocation shall not depart from the methodology set forth on Schedule 7.5(b) and shall not change the Parties’ agreed-upon allocation of ordinary income vs. capital gains items as set forth in such methodology. If the Seller Representative shall disagree with such Allocation, including without limitation by reason of any deviation from the methodology or allocation of ordinary income vs. capital gains items set forth on Schedule 7.5(b), the Seller Representative shall notify Purchaser in writing on or before the date that is twenty (20) days after the date on which Purchaser delivers such Allocation to the Seller Representative. If the Seller Representative fails to deliver written notice of his disagreement before the expiration of such twenty (20) day period, the Allocation prepared by Purchaser shall be deemed to have been accepted by Sellers and shall be deemed to represent the final and binding Allocation for purposes of this Section 7.5. Purchaser and the Seller Representative shall attempt in good faith to resolve any such disagreements presented by the Seller Representative. If Purchaser and the Seller Representative are unable to resolve all such disagreements on or before the date that is twenty (20) days following notification by the Seller Representative of any such disagreements, the Seller Representative and Purchaser shall retain the Independent Accountant as determined pursuant to the procedure set forth in Section 2.5(b)(iii) for the purposes of resolving disputes about the Allocation. Such Independent Accountant shall follow the procedures set forth in Section 2.5(b)(iv) in resolving any such disputes.
(ii)Purchaser and Sellers shall (A) be bound by the Allocation for all Tax purposes; (B) prepare and file all Tax Returns (including amended returns and claims for refund) in a manner consistent with the Allocation; and (C) take no position inconsistent with the Allocation in any Tax Return, any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party and keep the other Party apprised of material developments concerning resolution of such dispute.
(iii)Any adjustments to the Purchase Price pursuant to Section 2.5, Article 7 or Article 9 hereof shall be allocated in a manner consistent with the Allocation.

7.6    Contests.
(a)Purchaser agrees to give written notice to the Seller Representative of the receipt of any written notice by the Company, Purchaser or any of Purchaser’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Purchaser pursuant to this Article 7 (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Purchaser’s right to indemnification hereunder except to the extent that Sellers’ rights and obligations have been prejudiced thereby.
(b)Purchaser shall control the contest or resolution of any Tax Claim except for (i) a Tax Claim that relates solely to any Pre-Closing Tax Period (a “Pre-Closing Tax Claim”), which shall instead be controlled by the Seller Representative as provided below, and (ii) a Tax Claim that relates to periods both before and after the Closing Date (a “Straddle Period Tax Claim”), which shall instead be jointly controlled by Purchaser and the Seller Representative as provided below. With respect to any Tax Claim controlled solely by Purchaser, Purchaser shall obtain the prior written consent of the Seller Representative (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of such claim or ceasing to defend such claim, and the Seller Representative shall be entitled to participate in the defense of such claim and to employ counsel of the Seller Representative’s choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Sellers.
(c)The Seller Representative shall control the contest or resolution of any Pre-Closing Tax Claim; provided, however, that Seller Representative shall obtain the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of such claim or ceasing to defend such claim; and, provided further, that Purchaser shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Purchaser.
(d)Purchaser and the Seller Representative shall be jointly responsible for the control and contest or resolution of any Straddle Period Tax Claim. If Purchaser and the Seller Representative are unable to resolve disagreements relating to any such Straddle Period Tax Claim, including but not limited to any proposed settlement of a claim or ceasing to defend such claim, then Purchaser and the Seller Representative shall retain the Independent Accountant as determined pursuant to the procedure set forth in Section 2.5(b)(iii) for the purposes of resolving disputes about such claim. Such Independent Accountant shall follow the substantive procedures set forth in Section 2.5(b)(iv) in resolving any such disputes. The costs, fees and expenses of the Independent Accountant shall be paid one-half by Purchaser and one-half by Sellers.

7.7    Cooperation and Exchange of Information. Sellers and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article 7 or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Sellers and Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Sellers or Purchaser (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

7.8    Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article 7 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law.

7.9    Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21 and this Article 7 shall survive for the full period of all applicable statutes of limitations under Tax Law (giving effect to any waiver, mitigation, tolling or extension thereof) plus sixty (60) days.

7.10    Overlap. To the extent that any obligation or responsibility pursuant to Article 9 may overlap with an obligation or responsibility pursuant to this Article 7, the provisions of this Article 7 shall govern.

ARTICLE 8.
CONDITIONS TO CLOSING

8.1    Conditions to Obligations of All Parties. The obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)Expiration or Termination of HSR Waiting Period. The filings of Purchaser and Sellers pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.
(b)Absence of Certain Governmental Orders. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(c)Other Consents and Approvals of Governmental Authorities. The Company and Sellers shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.4, Section 4.1(d), Section 4.2(d) and Section 4.3(d) (and the Schedules corresponding to such Sections), if any, and Purchaser shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.3, in each case, in form and substance reasonably satisfactory to Purchaser and the Seller Representative, and no such consent, authorization, order and approval shall have been revoked.

8.2    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser's waiver, at or prior to the Closing, of each of the following conditions:
(a)Representations and Warranties True at the Closing Date. Other than the representations and warranties of the Company contained in Section 3.1 (Organization, Authority and Qualification of the Company), Section 3.2 (Capitalization; Ownership), Section 3.4 (No Conflicts; Consents and Approvals), and Section 3.29 (Brokers), and the representations and warranties of the Sellers contained in Article 4, the representations and warranties of the Company and of the Sellers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Company contained in Section 3.1 (Organization, Authority and Qualification of the Company), Section 3.2 (Capitalization; Ownership), Section 3.4 (No Conflicts; Consents and Approvals), and Section 3.29 (Brokers), and the representations and warranties of the Sellers contained in Article 4, shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The Company and each of the Sellers shall have executed and delivered to Purchaser a certificate or certificates as of the Closing to the effect set forth in this Section 8.2(a).
(b)Performance. The Company and each of the Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by the Company or the Sellers prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company and each of the Sellers shall have performed such agreements, covenants and conditions, as so qualified, in all respects. The Company and the Sellers shall have executed and delivered to the Purchaser a certificate or certificates as of the Closing to the effect set forth in this Section 8.2(b).
(c)No Actions to Prevent Closing of Transactions. No Action shall have been commenced and then be pending against Purchaser, any of the Sellers or the Company that would or seeks to prevent the Closing or any of the other transactions contemplated hereby.
(d)Consents and Approvals. All approvals, consents and waivers that are listed on any of Schedule 3.4, Schedule 4.1(d), Schedule 4.2(d) or Schedule 4.3(d) shall have been received, and executed counterparts thereof shall have been delivered to Purchaser at or prior to the Closing, in form and substance reasonably satisfactory to Purchaser.
(e)No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(f)Leases of Leased Real Property. The Leases for the Leased Real Property, including any applicable amendments and renewal options, shall be in full force and effect in forms reasonably acceptable to Purchaser, and the Company shall not have received any written notice from any the landlords under such Leases of any default by the Company that has not then been cured.
(g)Lien Releases. The Company or the Sellers shall have repaid or satisfied all of the Indebtedness and all Non-Ordinary Course Liabilities of the Company as of the Closing Date; and the Company shall have delivered to Purchaser confirmation of such repayment and full releases of record, to the reasonable satisfaction of Purchaser, of all Encumbrances securing any such Indebtedness or other Non-Ordinary Course Liabilities of the Company that have been paid in full prior to or at the Closing.
(h)Employment Documents with Alan Farrell. Alan Farrell shall have executed and delivered to Purchaser an offer letter and term sheet governing his employment with Purchaser and the Company after the Closing, in forms reasonably acceptable to Purchaser, together with the Farrell Closing Non-Competition and Bonus Agreement, substantially in the form attached hereto as Exhibit A.
(i)Non-Competition Agreements with Seller Beneficiaries. Each of the Seller Beneficiaries shall have executed and delivered to Purchaser a non-competition agreement containing restrictive covenants substantially similar to those set forth in Section 6.12 of this Agreement (including an expiration date no longer than five (5) years from the Closing Date) and otherwise in a form reasonably acceptable to Purchaser, provided that such agreements shall provide that the applicable Seller Beneficiary is bound by and obligated under such restrictive covenants only if and after such date as such Seller Beneficiary receives any portion of the Purchase Price in any form from a Palmer Seller Party or a Knapp Seller Party (as the case may be) or any Affiliate of any such Seller.
(j)Delivery of Transaction Documents. The Transaction Documents (other than this Agreement), including the Escrow Agreement, shall have been executed and delivered by the parties thereto, and true and complete copies thereof shall have been delivered to Purchaser.
(k)Company Secretary’s Certificate. Purchaser shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company and of each Company Subsidiary certifying (i) that attached thereto are true and complete copies of the Organizational Documents or Company Subsidiary Organizational Documents of such entity, as in effect as of the date of this Agreement and as of the Closing Date, (ii) all resolutions adopted by the board of directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) certifying the names, signatures and incumbency of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(l)Certificates of Seller Trustees and Fidelity Charitable Gift Fund.
(i)Purchaser shall have received a certificate of the trustee of each Seller that is a trust certifying as to (A) the existence of such trust, and (B) a declaration or other abstract from the applicable trust instrument setting forth the authority of such trustee, on behalf of such trust, to enter into this Agreement and the other Transaction Documents to which such trust is a party and to perform its obligations hereunder and thereunder.
(ii)Purchaser shall have received a certificate of an authorized officer or trustee of the Fidelity Charitable Gift Fund certifying as to (A) the existence and good standing of such fund, and (B) a declaration or other abstract from the applicable charter, trust instrument or other organizational documents of the fund setting forth the authority of such person, on behalf of such fund, to enter into this Agreement and the other Transaction Documents to which such fund is a party and to perform its obligations hereunder and thereunder.
(m)Resignations. Purchaser shall have received resignations of Jeffery W. Palmer and such other persons designated by Purchaser as directors and officers of the Company pursuant to Section 6.5.
(n)Good Standing Certificates. The Company and Rimports (Canada) LTD shall have delivered to Purchaser a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company or such Canadian Company Subsidiary is organized.
(o)FIRPTA Certificates. The Company and each of the Sellers shall have delivered to Purchaser a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Company and such Seller is not a foreign person within the meaning of Section 1445 of the Code.
(p)Subchapter S Election. The Company and each of the Sellers shall have delivered, or caused to be delivered, to Purchaser such documents as Purchaser may reasonably request for the purpose of confirming, for all periods since August 1, 2015 and ending on the Closing Date, the validity and effectiveness of the election by the Company to be treated as an S Corporation under Section 1362 of the Code, including without limitation fully-executed copies of the timely filed Electing Small Business Trust (ESBT) elections made pursuant to Treasury Regulations Section 1.1361-1(m) by each of the Knapp Seller Parties.
(q)Stock Transfers. Each Seller shall have delivered, or caused to be delivered, to Purchaser stock certificates evidencing the Shares owned by such Seller, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.
(r)Additional Documents and Deliveries. The Company and Sellers shall have delivered to Purchaser such other documents or instruments as Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

8.3    Conditions to Obligations of Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties True at Closing Date. Other than the representations and warranties of Purchaser contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Authorization and Enforceability), Section 5.3 (No Conflict; Consents and Approvals) and Section 5.5 (Brokers and Finders), the representations and warranties of Purchaser contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Purchaser contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Authorization and Enforceability), Section 5.3 (No Conflict; Consents and Approvals) and Section 5.5 (Brokers and Finders) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date. Purchaser shall have executed and delivered to Sellers a certificate or certificates as of the Closing to the effect set forth in this Section 8.3(a).
(b)Performance. Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Purchaser shall have performed such agreements, covenants and conditions, as so qualified, in all respects. Purchaser shall have executed and delivered to Sellers a certificate or certificates as of the Closing to the effect set forth in this Section 8.3(b).
(c)No Actions to Prevent Closing of Transactions. No Action shall have been commenced and then be pending against Purchaser, Sellers or the Company that would or seeks to prevent the Closing or any of the other transactions contemplated hereby.
(d)Transaction Documents. The Transaction Documents (other than this Agreement), including the Escrow Agreement, shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Sellers.
(e)Secretary’s Certificate. Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser certifying (i) that attached thereto are true and complete copies of the Organizational Documents of Purchaser, as in effect as of the date of this Agreement and as of the Closing Date, (ii) all resolutions adopted by the board of directors and the members of Purchaser authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) certifying the names, signatures and incumbency of the officers of Purchaser authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(f)Good Standing Certificate. Purchaser shall have delivered to Sellers a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company or such Company Subsidiary is organized, dated as of a recent practicable date.
(g)Payment of Closing Cash Payment. Purchaser shall have delivered to Sellers the Closing Cash Payment in cash by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Closing Date by Sellers in a written notice to Purchaser.

(h)Additional Documents and Deliveries. Purchaser shall have delivered to Sellers such other documents or instruments as Sellers reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 9.
SURVIVAL AND INDEMNIFICATION

9.1    Survival.
(a)All covenants and agreements of the Parties contained herein to be performed by their terms (i) prior to the Closing shall survive the Closing until the date that is fifteen (15) months from the Closing Date, and (ii) on or after the Closing Date shall survive the Closing until fully performed in accordance with the terms specified herein with respect to such covenant or agreement; provided, however, that the survival period for all covenants and agreements contained in Article 7 shall instead be governed by Article 7.
(b)All representations and warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing until the date that is fifteen (15) months from the Closing Date, and shall thereafter expire; provided, however, that notwithstanding the foregoing provisions of this Section 9.1(b):
(i)the Company Fundamental Representations and the Seller Fundamental Representations shall survive indefinitely; and
(ii)the representations and warranties of the Company set forth in Section 3.18 (Environmental Matters) and Section 3.21 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, tolling or extension thereof) for the subject matter of the underlying claim, plus sixty (60) days; and
(c)The Parties acknowledge that the time periods set forth in this Section 9.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the Parties. It is the intention of the Parties that the foregoing respective survival periods supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties and the right to make indemnification claims in respect thereof under this Agreement, and each of the Parties hereby waives any defenses based on the statute of limitations to the extent inconsistent with the survival periods set forth herein; provided, however, that the foregoing survival periods are not intended to inure to the benefit of any Person that is not a party to this Agreement, and any applicable statute of limitations may be asserted by any Party hereto as a defense against any claim by a third party.
(d)An Indemnifying Party shall not have any liability to an Indemnified Party under this Article 9 with respect to any claim in connection with a breach of or inaccuracy in any representation or warranty or the failure to perform any covenant or agreement to the extent that such claim is first made by the Indemnified Party after the expiration of the applicable survival period set forth in this Section 9.1. Notwithstanding anything to the contrary in this Section 9.1, any representation, warranty or covenant with respect to which a claim or claims have been made under this Article 9 for a breach thereof prior to the expiration of the applicable survival period under this Section 9.1 shall survive solely with respect to such claim or claims until such claim or claims are resolved.

9.2    Indemnification by Sellers. Subject to the provisions of this Article 9, from and after the Closing:
(a)each of the Palmer Seller Parties covenants and agrees, jointly and severally, to indemnify each of Purchaser and its Affiliates (including the Company), their successors and assigns, and each of their respective Representatives (the “Purchaser Indemnified Persons”) against, and defend and hold the Purchaser Indemnified Persons harmless from and against, and shall pay and reimburse each of them for, any and all Losses suffered by any Purchaser Indemnified Person based upon, arising out of, with respect to or by reason of (whether or not involving a third party claim):
(i)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Palmer Seller Party, any Palmer Beneficiary or the Fidelity Charitable Gift Fund pursuant to this Agreement or any other Transaction Document;
(ii)any inaccuracy in or breach of any of the representations or warranties of the Palmer Seller Parties contained in Section 4.1 of this Agreement, any other Transaction Document or in any certificate or instrument delivered by or on behalf of any Palmer Seller Party pursuant to this Agreement or any other Transaction Document;
(iii)any inaccuracy in or breach of any of the representations or warranties of the Fidelity Charitable Gift Fund contained in Section 4.3 of this Agreement, any other Transaction Document or in any certificate or instrument delivered by or on behalf of the Fidelity Charitable Gift Fund pursuant to this Agreement or any other Transaction Document; and
(iv)any out-of-pocket costs reasonably incurred in enforcing the indemnification rights of the Purchaser Indemnified Persons under this Section 9.2(a);
(b)each of the Knapp Seller Parties and the Knapp Additional Parties covenants and agrees, jointly and severally, to indemnify each of the Purchaser Indemnified Persons) against, and defend and hold the Purchaser Indemnified Persons harmless from and against, and shall pay and reimburse each of them for, any and all Losses suffered by any Purchaser Indemnified Person based upon, arising out of, with respect to or by reason of (whether or not involving a third party claim):
(i)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Knapp Seller Party, Knapp Additional Party, Knapp Beneficiary] or the Fidelity Charitable Gift Fund pursuant to this Agreement or any other Transaction Document;
(ii)any inaccuracy in or breach of any of the representations or warranties of the Knapp Seller Parties contained in Section 4.2 of this Agreement, any other Transaction Document or in any certificate or instrument delivered by or on behalf of any Knapp Seller Party pursuant to this Agreement or any other Transaction Document;
(iii)any inaccuracy in or breach of any of the representations or warranties of the Fidelity Charitable Gift Fund contained in Section 4.3 of this Agreement, any other Transaction Document or in any certificate or instrument delivered by or on behalf of the Fidelity Charitable Gift Fund pursuant to this Agreement or any other Transaction Document; and
(iv)any out-of-pocket costs reasonably incurred in enforcing the indemnification rights of the Purchaser Indemnified Persons under this Section 9.2(b);
(c)each of the Palmer Seller Parties, jointly and severally as among such Palmer Seller Parties, up to the Palmer Seller Parties’ applicable Seller Indemnity Percentage of any such Losses, and each of the Knapp Seller Parties and the Knapp Additional Parties, jointly and severally as among such Knapp Seller Parties and Knapp Additional Parties, up to the Knapp Seller Parties’ applicable Seller Indemnity Percentage of any such Losses, covenants and agrees to indemnify each of the Purchaser Indemnified Persons against, and defend and hold the Purchaser Indemnified Persons harmless from and against, and shall pay and reimburse each of them for, any and all Losses suffered by any Purchaser Indemnified Person based upon, arising out of, with respect to or by reason of (whether or not involving a third party claim):
(i)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company prior to the Closing pursuant to this Agreement or any other Transaction Document;

(ii)any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement (including, without limitation, in Article 3), any other Transaction Document or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Transaction Document (other than in respect of the representations and warranties contained in Section 3.21 (Tax Matters), it being understood that the sole post-Closing remedy for any such inaccuracy in or breach thereof shall be pursuant to Article 7);
(iii)any Seller Transaction Expenses or Company Employee Closing Payments (other than the Farrell Closing Bonus Payments) remaining unpaid after the Closing, regardless of when incurred, but only to the extent any such expenses or payments are not subtracted from the Base Purchase Price Amount for purposes of finally determining the Closing Cash Payment pursuant to Section 2.2 or are not reflected on the Net Working Capital Statement and treated as a liability for purposes of determining the final Closing Net Working Capital pursuant to Section 2.5;
(iv)any portion of Indebtedness or Non-Ordinary Course Liabilities of the Company that was outstanding and remained unpaid or unsatisfied as of the Closing Date (including any interest, penalties, charges or other fees accrued thereon), but only to the extent any such Indebtedness or Non-Ordinary Course Liabilities are not subtracted from the Base Purchase Price Amount for purposes of finally determining the Closing Cash Payment pursuant to Section 2.2 or are not reflected on the Net Working Capital Statement and treated as a liability for purposes of determining the final Closing Net Working Capital pursuant to Section 2.5;
(v)any demand, Action or other claim from or by any Person with respect to any matter described on Schedule 9.2(c)(v), but only to the extent that such demand, Action or other claim is first made, asserted or filed prior to the date that is the eighteen (18)-month anniversary of the Closing Date; and
(vi)any out-of-pocket costs reasonably incurred in enforcing the indemnification rights of the Purchaser Indemnified Persons hereunder;
provided, however, that for purposes of clarity, it is expressly understood and agreed by the Parties that in no event shall the liability of the Palmer Seller Parties as a group, or the liability of the Knapp Seller Parties and the Knapp Additional Parties as group, for any Losses of Purchaser Indemnified Persons under this Section 9.2(c) exceed such group’s applicable Seller Indemnity Percentage of such Losses.
9.3    Indemnification by Purchaser. Subject to the provisions of this Article 9, from and after the Closing, Purchaser covenants and agrees to indemnify each Seller and their Affiliates, and their respective successors and assigns, and each of their respective Representatives (the “Seller Indemnified Persons”) against, and defend and hold the Seller Indemnified Persons harmless from and against, and shall pay and reimburse each of them for, any and all Losses suffered by any Seller Indemnified Person based upon, arising out of, with respect to or by reason of (whether or not involving a third party claim):
(a)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any other Transaction Document;
(b)any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement, any other Transaction Document or in any certificate or instrument delivered by or on behalf of Purchaser pursuant to this Agreement or any other Transaction Document; and
(c)any out-of-pocket costs reasonably incurred in enforcing the indemnification rights of the Seller Indemnified Persons hereunder.

9.4    Certain Limitations. The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a)Deductible.
(i)Sellers shall not be liable to the Purchaser Indemnified Persons for indemnification under Section 9.2(a)(ii), Section 9.2(a)(iii), Section 9.2(b)(ii), Section 9.2(b)(iii) or Section 9.2(c)(ii) until the aggregate amount of Losses for which the Purchaser Indemnified Persons are entitled to indemnification under such sections exceeds the sum of $500,000 (the “Deductible Amount”), in which event Sellers shall only be required to pay or be liable for Losses in excess of the Deductible Amount.
(ii)Purchaser shall not be liable to the Seller Indemnified Persons for indemnification under Section 9.3(b) until the aggregate amount of Losses for which the Seller Indemnified Persons are entitled to indemnification under such section exceeds the Deductible Amount, in which event Purchaser shall only be required to pay or be liable for Losses in excess of the Deductible Amount.
(iii)Notwithstanding the foregoing, the limitations set forth in Section 9.4(a)(i) and Section 9.4(a)(ii) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the Company Fundamental Representations, the Seller Fundamental Representations or the Purchaser Fundamental Representations, or any of the representations and warranties contained in Section 3.21 (Tax Matters), in each case, all Losses in connection therewith shall be recoverable from the first dollar.
(iv)For purposes of this Article 9, any inaccuracy in or breach of any representation or warranty and the amount of any Losses recoverable in respect thereof shall be determined without regard to any “materiality,” “Material Adverse Effect” or other similar qualification contained in or otherwise applicable to such representation or warranty.
(b)Cap.
(i)Sellers shall not be liable to the Purchaser Indemnified Persons for indemnification under Section 9.2(a)(ii), Section 9.2(a)(iii), Section 9.2(b)(ii), Section 9.2(b)(iii), Section 9.2(c)(ii) or Section 9.2(c)(v) for any Losses in excess of the amount of ten percent (10%) of the Purchase Price (the “General Cap Amount”); provided that it is understood and agreed by the Parties that the Purchase Price for purposes of this Section 9.4(b)(i) shall include the Earn-Out Payments only to the extent such Earn-Out Payments are actually paid or offset under the provisions of Section 2.6. Purchaser shall not be liable to the Seller Indemnified Persons for indemnification under Section 9.3(b) for any Losses in excess of the General Cap Amount. Notwithstanding the foregoing, the General Cap Amount shall not apply to, and shall not limit the rights of Indemnified Persons to recover under any of the foregoing sections, Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the Company Fundamental Representations, the Seller Fundamental Representations or the Purchaser Fundamental Representations, or any of the representations and warranties contained in Section 3.21 (Tax Matters), in each case, all Losses in connection therewith shall be recoverable from the first dollar and shall otherwise be subject to the limitations in Section 9.4(b)(ii) below.
(ii)Notwithstanding any other provision contained in this Agreement, (A) the maximum aggregate liability of the Sellers for indemnification under any of Sections 9.2(a)(ii), 9.2(a)(iii), 9.2(a)(iv), 9.2(b)(ii), 9.2(b)(iii), 9.2(b)(iv), 9.2(c)(ii), 9.2(c)(v) and 9.2(c)(vi) shall in no event exceed the amount of the Purchase Price after taking into account any adjustments thereto pursuant to Section 2.5, and (B) the maximum aggregate liability of Purchaser for indemnification under Sections 9.3(b) and 9.3(c) shall in no event exceed the amount of the Purchase Price after taking into account any adjustments thereto pursuant to Section 2.5; provided that it is understood and agreed by the Parties that the Purchase Price for purposes of this Section 9.4(b)(i)(ii) shall include the Earn-Out Payments only to the extent such Earn-Out Payments are actually paid or offset under the provisions of Section 2.6.

9.5    Indemnification Procedures. The party making a claim under this Article 9 is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article 9 is referred to as the “Indemnifying Party.”
(a)Direct Claims. Subject to the applicable time periods set forth in Section 9.1, and with reasonable promptness after becoming aware of a claim (a “Direct Claim”) for indemnification under this Agreement that does not involve a Third Party Claim as described in Section 9.5(b), the Indemnified Party shall deliver written notice to the Indemnifying Party of such claim, which notice shall specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Party seeks hereunder from the Indemnifying Party, together with such information, to the extent such information is reasonably available, as may be reasonably necessary for the Indemnifying Party to determine that the limitations in Section 9.4 have been satisfied or do not apply. Notwithstanding the foregoing provisions, the failure of the Indemnified Party to give written notice of, or information regarding, a claim under this Article 9 shall not, however, relieve the Indemnifying Party of its indemnification obligations hereunder, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise prejudiced by the failure or delay in delivering notice of the claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnified Party shall thereafter reasonably cooperate with the Indemnifying Party and its professional advisors to allow the Indemnifying Party and such advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, including without limitation through the provision of such additional information (including, if reasonably requested, entering into a joint defense agreement so that privileged information can be shared) and reasonable assistance (including reasonable access with advance notice and during normal business hours to the Company’s premises and personnel and the right to examine and copy any pertinent accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. The Indemnifying Party shall have sixty (60) days from the date of delivery of the Indemnified Party’s notice of Direct Claim to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond in writing within such sixty (60) day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which case the Indemnified Party and the Indemnifying Party shall follow the dispute resolution procedures set forth in Section 11.9.
(b)Third Party Claims; Assumption of Defense; Settlement and Compromise.
(i)If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.
(ii)The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person identified on Schedule 9.5(b)(ii), or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.5(b)(iii), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.5(b)(iii), pay, compromise, and defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.6) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(iii)The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) make any settlement or compromise of a Third Party Claim except if such settlement or compromise (A) is for monetary damages only, (B) includes a full release of the Indemnified Party, (C) does not create an obligation, restriction or Loss imposed on the Indemnified Party for which the Indemnified Party will not be fully reimbursed by reason of the indemnification provided under this Agreement and (D) does not contain an admission of guilt or liability.
(iv)If the Indemnifying Party disputes a claim for indemnification or any portion thereof under this Section 9.5(b), the Indemnifying Party shall notify the Indemnified Party in writing (which writing shall set forth the grounds for such objection) within thirty (30) days after its receipt of notice of such claim for indemnification, whereupon the Indemnified Party and the Indemnifying Party shall follow the procedures set forth in Section 11.9. If the Indemnifying Party does not so respond in writing within such thirty (30) day period, the Indemnifying Party shall be deemed to have disputed such Third Party Claim.
(c)Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.21 (Tax Matters) hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article 7) shall be governed exclusively by Article 7 hereof.

9.6    Payments.
(a)Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 9, the Indemnifying Party shall satisfy its obligations within twenty (20) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such twenty (20) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to eight (8%) per annum. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.
(b)Notwithstanding the foregoing provisions of this Section 9.6, any indemnification obligation of a Seller or Sellers under this Article 9 in respect of a Purchaser Indemnified Person shall first be satisfied out of the Indemnification Escrow Deposit in accordance with the terms of the Escrow Agreement (and subject to any obligation of such Seller or Sellers under the Escrow Agreement to restore to the Escrow Account any portion of the Indemnification Escrow Deposit so disbursed in respect of any unpaid Indebtedness of the Company as of the Closing Date, Seller Transaction Expenses or any Taxes for Pre-Closing Periods), and in the event that there are no remaining funds on deposit in the Escrow Account or the amounts on deposit therein are insufficient to satisfy such indemnity obligation, then directly by the applicable Seller or Sellers. In addition, in the event that it has been finally determined pursuant to the terms of this Agreement that any of the Sellers shall have an indemnification obligation to any Purchaser Indemnified Person in respect of a claim that has been asserted in accordance with this Article 9, Purchaser shall have the right, with prior written notice delivered to the Seller Representative and the affected Seller, to offset the amount thereof against the portion of any Earn-Out Payment that is then due and payable to such Seller or Sellers closest in time to the date of such offset. In the event that there is a pending claim for indemnification that has been asserted under this Article 9 but that has not been finally resolved on the date that any Earn-Out Payment is due, Purchaser may withhold from such Earn-Out Payment an amount equal to the Purchaser’s good faith estimate of the potential or disputed claim until such claim is finally resolved in accordance with this Agreement. No limitation on the Purchaser’s ability to exercise the rights set forth in this Section 9.6(b) shall affect the Indemnified Party’s other rights hereunder or otherwise. Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which any Indemnified Party is or may be entitled at law or in equity or under this Agreement (including any exhibits hereto) or otherwise.

9.7    Covenants of Seller Trusts to Retain Portion of Net Purchase Price Received. In support of the Sellers’ obligations under Article 7 and this Article 9, each of the Palmer Seller Parties and the Knapp Seller Parties that is a trust (each a “Seller Trust Party” and collectively the “Seller Trust Parties”) agrees that, until the third (3rd) anniversary of the Closing Date or, if any claims by a Purchaser Indemnified Person under Article 7 or this Article 9 are then pending against any of such Seller Trust Parties as of such anniversary date, until such date as all such then-pending claims against such Seller Trust Parties are finally resolved pursuant to the terms of this Agreement, such Seller Trust Party shall:
(a)maintain its existence, and not revoke its status or dissolve or liquidate, or take any action to revoke its status or to dissolve or liquidate; and
(b)retain in such trust “Net Tangible Assets” with a value at least equal to fifty percent (50%) of the sum of (i) the portions of the Closing Cash Payment and any Earn-Out Payments (in each case, as finally determined pursuant to this Agreement) actually received by such Seller Trust Party under this Agreement, less (ii) any and all Taxes payable by such Seller Trust Party in respect to the portions of the Closing Cash Payment and any Earn-Out Payments actually received by such Seller Trust Party, less (iii) any portion of Seller Transaction Expenses paid or otherwise borne by such Seller Trust Party in connection with the transactions contemplated by this Agreement. For purposes of this subparagraph (b), the term “Net Tangible Assets” means total tangible assets less any liabilities.

9.8    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

9.9    Effect of Investigation. The right to indemnification and payment of Losses of an Indemnified Party or for other remedies based on any representation, warranty, covenant, agreement or obligation of any party hereto contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable or being acquired) at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation.

9.10    Exclusive Remedy. Subject to Section 6.12 (Non-Competition) and Section 11.16 (Specific Performance), the Parties acknowledge and agree that from and after the Closing, their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article 7 and this Article 9. In furtherance of the foregoing, from and after the Closing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article 7 and this Article 9. Nothing in this Section 9.10 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE 10.
TERMINATION

10.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)by the mutual written consent of Purchaser and the Seller Representative;
(b)by Purchaser or the Seller Representative, by written notice delivered to the other Parties hereto, if the Closing shall not have occurred on or before June 30, 2018; provided, however, that the Party seeking to terminate this Agreement shall not because of its breach or violation of any representation, warranty or covenant contained herein have caused the Closing not to have occurred;
(c)by Purchaser by written notice to the Company and the Seller Representative under any of the following circumstances:
(i)if Purchaser is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 8.1 or Section 8.2 and such breach, inaccuracy or failure has not been cured by Sellers within ten days of Sellers’ receipt of written notice of such breach from Purchaser;
(ii)if any of the conditions set forth in Section 8.1 or Section 8.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2018, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(iii)otherwise pursuant to the provisions of Section 6.4(b)(ii) or Section 6.4(b)(iii).
(d)by the Seller Representative, by written notice to Purchaser if:
(i)No Seller is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 8.1 or Section 8.3 and such breach, inaccuracy or failure has not been cured by Purchaser within ten days of Purchaser's receipt of written notice of such breach from the Seller Representative; or
(ii)any of the conditions set forth in Section 8.1 or Section 8.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2018, unless such failure shall be due to the failure of any Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by any Seller prior to the Closing; or
(e)by Purchaser or the Seller Representative, by delivery of written notice to the other Parties hereto, in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

10.2    Effect of Termination. In the event of the termination of this Agreement prior to the Closing in accordance with this Article 10, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except that:
(a)the provisions set forth in Section 6.6 (Confidentiality; Prohibitions on Securities Trading Based on Non-Public Information), this Article 10 (Termination) and Article 11 (Miscellaneous) (collectively, the “Surviving Provisions”) shall survive any such termination and remain in full force and effect and enforceable in accordance with their terms; and
(b)in the case of any termination of this Agreement pursuant to either of Section 10.1(c) or Section 10.1(d), nothing herein shall relieve any Party hereto from liability for any breach by such Party of any provision of this Agreement occurring prior to the effective date of such termination.

ARTICLE 11.
MISCELLANEOUS

11.1    Expenses. Each Party hereto shall bear its own fees and expenses (including, without limitation, all obligations to financial advisors, and fees and expenses of brokers, finders, accountants and lawyers) with respect to the preparation and execution of this Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby, except to the extent that it has been finally determined pursuant to the terms of this Agreement that such costs and expenses represent Losses indemnifiable under this Agreement; provided that Sellers shall bear all fees and expenses incurred by the Company prior to the Closing in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and provided further that as additional Seller Transaction Expenses, Sellers shall pay directly or reimburse to Purchaser the amount of $62,500 for one-half of the Hart-Scott-Rodino filing fee. Any of such fees or expenses incurred by the Company prior to the Closing and not paid on the Closing Date shall be treated in accordance with Section 2.5(a)(ii).

11.2    Amendment. This Agreement may be amended, modified or supplemented only in writing signed by Purchaser, on the one hand, and each Seller and each Knapp Additional Party purporting to be bound thereby, on the other hand.

11.3    Notices. Any written notice to be given hereunder shall be given in writing and shall be deemed given: (a) when received if given in person, (b) on the date of transmission if sent by facsimile, e-mail or other wire transmission (receipt confirmed, with a duplicate copy to be sent by another method specified in this Section 11.3), (c) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (d) if sent by an internationally recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows (or at such other address or telecopy numbers for a Party as shall be specified by like notice):
If (x) to the Company or the Seller Representative prior to the Closing, or (y) to the Seller Representative after the Closing (which notice to the Seller Representative in all instances prior to or after the Closing shall constitute effective notice to each of the Sellers and to the Knapp Additional Parties), addressed as follows:
Company or Seller Representative (prior to the Closing):

Rimports Inc.
201 East Bay Boulevard
Provo, Utah 84606
Attn: Jeffery Palmer

with an additional copy (which shall not constitute notice) to:

Kirton McConkie
50 East South Temple, Suite 400
Salt Lake City, UT 84111
Attention: R. Gary Winger
Facsimile: 801-212-2020
Email: gwinger@kmclaw.com

Seller Representative (after the Closing):

Jeffery Palmer

with an additional copy (which shall not constitute notice) to:

Kirton McConkie
50 East South Temple, Suite 400
Salt Lake City, UT 84111
Attention: R. Gary Winger
Facsimile: 801-212-2020
Email: gwinger@kmclaw.com

If to Purchaser, or if to the Company after the Closing, addressed as follows:

Sterno Products, LLC
Rimports Inc.
c/o Compass Group Management LLC
2010 Main Street, Suite 1220
Irvine, CA 92614
Attention:    Zach Sawtelle
Facsimile:    (949) 333-5043
Email:        zach@compassequity.com

with a copy (which shall not constitute notice) to:

Manatt, Phelps & Phillips
695 Town Center Drive
Costa Mesa, California 92660
Attention:    Thomas J. Leary, Esq.
Facsimile:    714.371.2516
Email:        tleary@manatt.com

11.4    Waivers. Subject to the limitations contained in this Agreement, the failure of a Party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a Party of any term, covenant, representation or warranty contained herein shall be effective unless in writing and signed by the Party to be bound, and then only to the specific purpose, extent and instance so provided. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

11.5    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic submission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.6    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (both substantive and procedural) of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.7    Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment or delegation without such prior written consent shall be null and void. Notwithstanding the foregoing provisions of this Section 11.7, at or after the Closing:
(a)Purchaser may, without the consent of Sellers, assign its rights under this Agreement to an Affiliate of Purchaser or to a successor Person of Purchaser in connection with a change of control or sale of substantially all the assets of Purchaser or the Company, and may collaterally assign its rights to Purchaser’s financing sources, provided that (i) advance notice of the assignment is given to Sellers, and (ii)

such Affiliate, successor or financing source agrees or confirms their agreement in writing for the benefit of Sellers to be bound by the provisions of this Agreement in all respects and to the same extent as Purchaser is bound;
(b)A Seller may assign his or her rights hereunder by will, to one or more trusts for the benefit of themselves or their heirs or by the laws of intestate succession.

Any assignment permitted under the foregoing clauses (a) and (b) shall not limit or release the assigning Party from its obligations hereunder. Subject to the foregoing provisions of this Section 11.7, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns.
11.8    Parties in Interest; No Third Party Beneficiaries. Except for the rights of Indemnified Parties under Article 9, this Agreement is solely for the benefit of the Parties hereto and those Persons (or categories of Persons) specifically described herein, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third Party. Without limiting the generality of the foregoing, the Parties expressly confirm their agreement that, in addition to Sellers and Purchaser, the other Seller Indemnified Persons and the Purchaser Indemnified Persons, as the case may be, shall also enjoy the benefits of indemnities made herein which are expressly stated to be in their favor. In this regard, the Parties agree that such Persons shall have the right to enforce those provisions directly against the applicable Indemnifying Party.

11.9    Dispute Resolution and Arbitration; Waiver of Right to Jury Trial.
(a)Except as provided in Section 2.5 of this Agreement, from and after the Closing, any dispute, difference, controversy or claim arising out of or relating to this Agreement or any of the other Transaction Documents, including but not limited to indemnification under, or the breach, termination or validity thereof (“Dispute”), shall be submitted first for resolution to the Seller Representative and senior executives of Purchaser who have decision-making authority. The Party that believes that a Dispute exists (the “Disputing Party”) shall put such Dispute in writing to the other Party (the “Receiving Party”). Such writing shall briefly and clearly state the substance and scope of the Dispute, the Disputing Party’s relative position thereto and include any legal or factual justifications of which the Disputing Party is aware and the remedy being sought. The Receiving Party shall respond to such writing from the Disputing Party within fifteen (15) days of its receipt thereof and set forth its positions with respect to each item included in the Disputing Party’s writing. Within thirty (30) days of the responding Party’s response, the Seller Representative and senior executives of Purchaser who have decision-making authority shall meet at a mutually agreeable place and time to seek, in good faith, an amicable settlement to the Dispute. All reasonable requests for information from one Party shall be honored by the other Party, subject to Section 11.9(d) hereof. All offers, promises, conduct and statements, whether oral or written, made in the process of the procedures in this Section 11.9(a) by any of the Parties, their agents, employees, experts and/or attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration, litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the foregoing procedures. Following the procedures set forth above in this Section 11.9(a) by a Party is a condition precedent to such Party’s resorting to the resolution processes specified below in this Section 11.9. Notwithstanding the immediately preceding sentence, if either the Disputing Party or the Receiving Party fails to comply with the provisions of this Section 11.9(a), the other Party may commence a proceeding under this Section 11.9 without itself further complying with Section 11.9(a).
(b)Except as set forth in Section 2.5 and Section 11.9(e) hereof, any Dispute not settled by the Parties as provided in Section 11.9(a) within ten (10) days after the meeting held pursuant to Section

11.9(a) or if such meeting is not held within twenty (20) days following delivery by the Disputing Party of its notice of the Dispute, shall be finally settled under the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of Purchaser and the Seller Representative in accordance with said Rules. In the event that Purchaser and the Seller Representative fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules. In the event that Purchaser and the Seller Representative shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules. If at the time of the arbitration Purchaser and the Seller Representative agree in writing to submit the Dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of Purchaser and the Seller Representative in connection with the foregoing procedure or, failing such agreement by the AAA, in accordance with such Rules. All arbitrators shall be neutral arbitrators and subject to Rule 19 of the Rules. The arbitration shall be conducted in Las Vegas, Nevada, or such other location as Purchaser and the Seller Representative may mutually agree.
(c)The arbitrators shall apply the laws of the State of Delaware, shall not have the authority to add to, detract from, or modify any provision hereof and shall not award punitive damages to any injured party. A decision by a majority of the arbitrators shall be final, conclusive and binding. The arbitrators shall deliver a written and reasoned award with respect to the Dispute to each of the parties to the dispute, difference, controversy or claim, who shall promptly act in accordance therewith.
(d)The arbitration proceedings conducted pursuant hereto shall be confidential. No Party shall disclose any information about the arbitration proceedings or the evidence adduced by the other Parties in any arbitration proceeding or about documents provided by the other Parties in connection with the proceeding except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a Governmental Authority or as required or advisable under law or exchange rules. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Parties reasonable written notice of the intended disclosure. The Parties shall sign, and the arbitrator, expert witnesses and stenographic reporters shall be asked to sign, appropriate non-disclosure agreements or orders in order to effectuate this Agreement of the Parties as to confidentiality.
(e)The Parties hereby exclude any right of appeal to any court on the merits of the Dispute other than on the basis of an abuse of discretion by the arbitrator(s). The provisions of this Section 11.9 may be enforced in any court having jurisdiction over the award or any of the Parties or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Notwithstanding the foregoing provisions of this Section 11.9, nothing contained in this Section 11.9 shall preclude or prevent any Party from seeking specific performance or injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration. Each Party agrees and consents that any suit, action or proceeding brought by such Party against any other party to enforce an arbitration award or to seek specific performance or injunctive or other equitable relief in connection with or arising from this Agreement or to enforce Section 6.3 or Section 6.12 shall be brought in the Federal Courts of the United States of America or the Courts of Utah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(f)Notwithstanding the foregoing, the provisions of this Section 11.9 shall not apply to Disputes regarding the determination of the Purchase Price or any adjustment thereto pursuant to Section 2.5 above, which Disputes will be resolved in accordance with Section 2.5. In addition, nothing in this Section 11.9, or otherwise, shall limit the right of any Party to this Agreement to seek judicial equitable relief, specific performance or other equitable relief available to it under applicable statutory and/or case law, including, but not limited to, injunctive relief to enforce the covenants set forth in Section 6.3 or Section 6.12 and any applicable Transaction Document.
(g)NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 11.9(g) HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION 11.9(g) WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

11.10    Schedules. Any information disclosed pursuant to any Schedule hereto shall be deemed to be disclosed to Purchaser for all purposes of this Agreement so long as the relevance of the item to other portions of the Agreement is reasonably apparent on its face. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course of Business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the Ordinary Course of Business for purposes of this Agreement.

11.11    Incorporation. The respective Schedules and Exhibits attached hereto and referred to herein are incorporated into and form a part of this Agreement.

11.12    Complete Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11.13    Press Releases. Purchaser will consult with the Seller Representative before issuing (or causing the Company to issue) any press release announcing the signing or closing of the transactions contemplated by this Agreement and the Transaction Documents, and will provide the Seller Representative with a reasonable opportunity to comment on the form of any such press release. Sellers and their respective Affiliates shall not issue any such press release or make any public statement about this Agreement or the transactions contemplated hereby without the prior approval (not to be unreasonably withheld) of Purchaser both as to the making of such release or statement and as to the form and content thereof, except to the extent that Sellers are advised by counsel, in good faith, that such release or statement is required as a matter of Law, in which case Sellers shall use reasonable efforts to allow Purchaser reasonable time to comment on such release or announcement and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement.

11.14    Appointment of Seller Representative.
(a)By execution of this Agreement, each Seller and each of the Knapp Additional Parties hereby irrevocably authorizes and appoints Jeffery W. Palmer and any replacement representative appointed pursuant to Section 11.14(b) to act as the Seller Representative under this Agreement, the Escrow Agreement and all other Transaction Documents, with full power of substitution and re-substitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead with respect to all matters arising in connection with this Agreement, the Escrow Agreement and the Transaction Documents, including the power and authority, in his, her or its sole discretion, to:
(i)execute and deliver on behalf of any Seller the Escrow Agreement and any other Transaction Document;
(ii)take any action contemplated to be taken by any Seller or any of the Knapp Additional Parties under this Agreement, the Escrow Agreement or any other Transaction Document, including pursuant to Article 7 and Article 9 and Section 11.9;
(iii)negotiate, determine, defend and settle any disputes that may arise under or in connection with this Agreement, the Escrow Agreement or any other Transaction Document, including with respect to any claim for indemnification pursuant to Article 7 or Article 9 or any dispute under Section 11.9; and
(iv)make, execute, acknowledge and deliver any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and generally do any and all things and take any and all actions that may be requisite, proper or advisable on behalf of such Seller or Additional Knapp Party in connection with this Agreement, the Escrow Agreement or any other Transaction Document, including pursuant to Article 7, Article 9 or Section 11.9.
(b)The appointment of the Seller Representative may not be revoked except in accordance with this Section 11.14(b). The Seller Representative may be removed as the Seller Representative and replaced with another individual by unanimous written agreement among Sellers; provided that such removal shall not be effective as against Purchaser until the third (3rd) calendar day following delivery to Purchaser of written notice thereof. The Seller Representative may resign at any time upon giving thirty (30) Business Days’ prior written notice of such resignation to Purchaser and the other Sellers. In the event of the Seller Representative’s disability that materially and adversely affects the Seller Representative’s ability to perform his or her duties for a period in excess of thirty (30) calendar days, or in the event of the death of the Seller Representative, he or she shall automatically be removed as the Seller Representative, without any action on the part of Purchaser or the other Sellers. In the event of the Seller Representative’s resignation, death or disability as described in this Section 11.4(b), remaining Sellers shall in good faith promptly appoint and notify Purchaser of a replacement Seller Representative, and in no event later than thirty (30) days following any such resignation, death or disability. The appointment of a replacement Seller Representative shall in all instances be subject to the written approval of Purchaser, such approval not to be unreasonably withheld, conditioned or delayed.
(c)The Seller Representative shall not be liable to any Seller or any Seller Beneficiary for any act done or omitted as the Seller Representative while acting in accordance with this Agreement and in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith.

11.15    Provision Respecting Legal Representation. Purchaser agrees, on its own behalf and on behalf of the Purchaser Indemnified Persons, that, following the Closing, Kirton McConkie, PC, may serve as counsel to Sellers and/or their Affiliates in connection with any matters related to this Agreement or any of the other Transaction Documents and the transactions contemplated hereby and thereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement and the Transaction Documents, notwithstanding any representation by Kirton McConkie, PC prior to the Closing Date of the Company. Purchaser and the Company hereby (i) waive any claim they have or may have that Kirton McConkie, PC has a conflict of interest or is otherwise prohibited from engaging in such representation, and (ii) agree that, in the event that a dispute arises after the Closing between Purchaser and/or the Company, on the one hand, and Sellers and/or any of their Affiliates, on the other hand, Kirton McConkie, PC may represent Sellers or any of their Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Purchaser or the Company and even though Kirton McConkie, PC may have represented the Company in a matter substantially related to such dispute. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, the Company and a third Party other than a Party to this Agreement after the Closing, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by Kirton McConkie, PC to such third Party; provided, however, that neither Purchaser or the Company may waive such privilege without the prior written consent of Sellers.

11.16    Specific Performance; Cumulative Remedies. Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies that may be available upon the breach of any such covenants or agreements (including, without limitation, monetary damages), each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

11.17    Attorneys’ Fees. If any Party to this Agreement retains the services of an attorney to enforce any of its rights (including without limitation any action by any Party to collect any obligation hereunder, including any participation in bankruptcy proceedings to enforce a right or claim against a Party in such proceedings) hereunder, and obtains a judgment or order enforcing such rights, and is determined to be the prevailing Party, it shall be entitled to recover from the defending Party or Parties reasonable attorneys’ fees and costs and expenses therefor. Attorneys’ fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment.

11.18    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.12, upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.19    Mutual Drafting. Each of this Agreement and the other Transaction Documents is the mutual product of the Parties, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties. In the event that an ambiguity or question of intent or interpretation arises, each of this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and according to the application of the rules of interpretation of contracts, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or the other Transaction Documents.

11.20    Further Actions. From time to time, promptly following receipt of a written request from a Party hereto, each Party agrees to execute and deliver, or cause to be executed and delivered, such documents and instruments, and shall take, or cause to be taken (but without the obligation to incur any additional expense), such further or other actions as may reasonably be requested and required to carry out the intent and purposes of this Agreement, including to transfer, assign and deliver to Purchaser, effective as of the Closing, the Shares (or to evidence the foregoing), and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

11.21    Exculpation of Trustees of Seller Trust Parties. The Parties acknowledge and agree that (a) the execution and delivery of this Agreement, any Transaction Document or any certificate or instrument hereunder by any person as a trustee of any Seller Trust Party are done solely in such person’s capacity as a trustee in the exercise of and under the power and authority conferred upon and invested in such trustee under the applicable trust instrument, and not in such person’s individual capacity, and (b) nothing herein contained shall be construed as creating any personal obligation of such person to perform (other than in such person’s capacity as trustee) any covenant, either express or implied, of such Seller Trust Party contained herein. Any liability of a Seller Trust Party in connection with this Agreement or the transactions contemplated hereby shall be only that of such Seller Trust Party to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof except to the extent that any such trustee, grantor or beneficiary has executed this Agreement in another capacity and otherwise agreed to be personally liable for such obligation pursuant to the express terms of this Agreement.

11.22    Provisions Applicable to Fidelity Charitable Gift Fund. Each Party hereto acknowledges that Fidelity Charity Gift Fund is a public charity. Accordingly, and notwithstanding any provision contained in this Agreement or in any other Transaction Document, each of the Parties further acknowledges and agrees that the Fidelity Charity Gift Fund is not (a) making any representations or warranties other than those expressly set forth in Section 4.3 hereof, and in each such case, solely as to the Fidelity Charitable Gift Fund and not as to the Company or any of the other Sellers, (b) agreeing to any indemnification obligations, including, without limitation, those set forth in Article 7 and Article 9 of this Agreement (it being understood and agreed that the Palmer Seller Parties, the Knapp Seller Parties and the Knapp Additional Parties, jointly and severally, shall instead be responsible for what would otherwise be the Fidelity Charitable Gift Fund’s proportionate share of such indemnification obligations in accordance with the terms of such Articles), or (c) agreeing to any affirmative or negative covenants of the Sellers other than such covenants of the Sellers set forth in in Section 2.1 (Purchase and Sale), Section 2.4(c) (Closing), Section 6.11 (Release and Waiver by Sellers), Article 7 (Tax Matters, but excluding Section 7.3 thereof), Section 11.2 (Amendment) and Section 11.14 (Appointment of Seller Representative). Each of the Parties further agrees that the aggregate amount of all post-Closing monetary obligations of the Fidelity Charitable Gift Fund hereunder shall not exceed the Fidelity Charitable Gift Fund’s pro rata share (based on its relative ownership of Shares as of the date hereof and immediately prior to the Closing) of amounts (if any) paid from the Escrow Deposits or offset against any Earn-Out Payments, and any such obligations of the Fidelity Charitable Gift Fund shall be satisfied solely and exclusively from such amounts.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered on the date first set forth above.

The Company:

RIMPORTS INC., a Utah corporation

By:	/s/ Jeffery W. Palmer
Name:	Jeffery W. Palmer
Title:	Chairman

SELLERS:

/s/ Jeffery W. Palmer
Jeffery W. Palmer, individually and as the Seller Representative

JEFFERY WAYNE PALMER DYNASTY TRUST
DATED DECEMBER 26, 2011

By:	/s/ Kevin Simister
Kevin Simister
as Trustee

ANGELA MARIE PALMER IRREVOCABLE TRUST
DATED DECEMEBER 26, 2011

By:	/s/ Kevin Simister
Kevin Simister
as Trustee

ANGELA MARIE PALMER CHARITABLE LEAD TRUST

By:	/s/ Jeffery W. Palmer
Jeffery W. Palmer
as Trustee

FIDELITY INVESTMENTS CHARITABLE GIFT FUND

By:	/s/ Nathan Daley
Nathan Daley,
Vice President, Complex Asset Group

TAK IRREVOCABLE TRUST DATED JUNE 7, 2012

By:	/s/ Todd L. Knapp
Todd L. Knapp
as Trustee

SAK IRREVOCABLE TRUST DATED JUNE 7, 2012

By:	/s/ Signe S. Knapp
Signe S. Knapp
as Trustee

ADDITIONAL KNAPPE PARTIES (for purposes of Section 7.3; Article 9, Section11.2 and Section 11.14 only):

/s/ Todd L. Knapp
Todd L. Knapp

/s/ Signe S. Knapp
Signe S. Knappe

PURCHASER

STERNO PRODUCTS, LLC

By:	/s/ Don L. Hinshaw
Name:	Don L. Hinshaw
Title:	President and Chief Executive Officer